UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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VICURON PHARMACEUTICALS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vicuron Pharmaceuticals Inc. 455 South Gulph Road, Suite 305 King of Prussia, Pennsylvania 19406 United States of America www.vicuron.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Vicuron Pharmaceuticals Inc.:

Notice is hereby given that the 2005 Annual Meeting of Stockholders of Vicuron Pharmaceuticals Inc., a Delaware corporation, will be held in the United States on Friday, May 20, 2005 at 10:00 a.m. local time at The Villanova Conference Center at 601 County Line Road, Radnor, Pennsylvania 19087 for the purposes of considering and acting upon the following matters:

1.	the re-election of two directors to our board of directors to hold office until the 2008 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	the approval of an amendment to our 2001 Stock Option Plan to increase the number of shares of our common stock available for issuance thereunder by 3,000,000 shares to an aggregate of 9,600,737 shares;

3.	the ratification of the audit committee’s selection of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2005; and

4.	the transaction of such other business as may properly come before the meeting or any adjournments or postponements that may take place.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Our board of directors recommends that you vote in favor of the nominees and for the additional proposals described in the accompanying proxy statement.

Only stockholders who owned stock at the close of business on April 7, 2005 can vote at this meeting or any adjournments or postponements that may take place.

By Order of the Board of Directors,

George F. Horner III
President and Chief Executive Officer

King of Prussia, Pennsylvania

April 11, 2005

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure that your vote is counted at the meeting. If you are one of our stockholders in Italy, please remember to request a Certification of Participation in the Central Depository System from your broker and include it in the same envelope or telecopy it together with your Italian proxy card (see page 1 for more information on Italian voting procedures).

PROXY STATEMENT

This proxy statement dated April 11, 2005, is furnished in connection with the solicitation of proxies by the board of directors of our company, Vicuron Pharmaceuticals Inc., for use at our 2005 annual meeting of stockholders, which will be held in the United States on Friday, May 20, 2005. This proxy statement will be first mailed to stockholders on or about April 15, 2005.

All references to “dollars” or “$” in this proxy statement are references to United States dollars; all references to “euros” or “€” are references to European Union, or EU, euros. On March 31, 2005, the median 4 p.m. Greenwich Mean Time spot rate for the euro expressed in dollars per euro was $1.30 to €1.00.

PROXY SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of Vicuron Pharmaceuticals Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on Friday, May 20, 2005 at 10:00 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at The Villanova Conference Center at 601 County Line Road, Radnor, Pennsylvania 19087.

Important Information for our Stockholders in Italy about Voting Procedures

When we merged with Biosearch Italia S.p.A., the shareholders of Biosearch received shares of our common stock in exchange for Biosearch ordinary shares. All of our shares were delivered to our Italian stockholders through the facilities of the Italian clearing agency, called Monte Titoli, and from that point, through the banks and brokers participating in the Monte Titoli system. At the time of the merger with Biosearch, we were known as Versicor Inc. If you are a pre-merger Biosearch shareholder or if you acquired our stock on the Nuovo Mercato, you continue to hold shares of our common stock indirectly through Monte Titoli (unless you or your broker has taken action to remove your shares from the Monte Titoli system). We refer to persons holding our stock through Monte Titoli as our stockholders in Italy. Monte Titoli, in turn, holds these shares of our common stock through the U.S. clearing agency, called the Depository Trust Company, or DTC. Pursuant to U.S. law, DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with us that it will re-transfer its voting power over such shares to the persons holding Certifications of Participation in the Italian Central Depository System issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 34 of CONSOB Regulation 11768/1998).

All of our Italian stockholders are cordially invited to attend our annual meeting in the United States. If you hold our stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification of Participation in the Italian Central Depository System, which we refer to as your “Certification.” If you wish to attend our annual meeting and vote in person, please present your Certification at the door. Alternatively, if you would like to vote by mail, you must obtain an Italian proxy card. If you did not receive an Italian proxy card with this proxy statement, you may print one from our Internet site at www.shareholder.com/vicuron/2005annualstockholdersmeeting.cfm. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card by the deadline shown on the card. Your name, as you write it on your Italian proxy card must exactly match your name, as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to our inspector of election that you have the right to vote). Holders of Certifications may also name a substitute proxy by any other means permitted by Delaware law and our bylaws. If you use an alternate means, the person you name as your proxy must provide your Certification, or a complete copy thereof, together with your written authorization naming such person as your proxy, to our inspector of election in order to verify the authenticity of your proxy designation.

We strongly encourage our Italian stockholders to obtain a Certification and submit it, together with an Italian proxy card, by mail to the address shown on the Italian proxy card. A substantial percentage of our shares are held by persons in Italy. If our Italian stockholders do not take the time to vote, we might not obtain a quorum, in which case we would be unable to conduct any business at the annual meeting. Your vote is important. Please obtain a Certification and vote today.

Solicitation

We will bear the entire cost of our solicitation of proxies, including the preparation, assembly, printing and mailing to you of this proxy statement, the proxy cards and any additional information furnished to stockholders.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians that hold in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. At our election, we may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees or, at our request, a professional proxy solicitor. No additional compensation will be paid to our directors, officers or other regular employees for such services, but the professional proxy solicitor will be paid its customary fee if it renders solicitation services. No director intends to oppose any action for which approval is being solicited.

Record Date, Voting Rights and Shares Outstanding

Holders of record of our common stock at the close of business on April 7, 2005 will be entitled to notice of and to vote at the annual meeting. Each holder of record of our common stock on the record date will be entitled to one vote per share on each matter to be voted upon at the annual meeting. The election of each director is considered to be a separate matter.

All votes will be tabulated by the inspector of election appointed for the meeting. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions

When an eligible voter attends the meeting but decides not to vote, the eligible voter’s decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of determining the presence of a quorum, as discussed in more detail below;

•	abstentions will be treated as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote requiring a plurality, a majority or some other percentage of the votes actually cast; and

•	abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of the voting power present for that proposal or of the votes entitled to be cast on that proposal.

Broker Non-Votes

Many of our investors do not hold our common stock directly, but instead hold our common stock in “street name” through their brokers. U.S. brokers holding our common stock for their clients generally do not have authority to vote those shares of our common stock on extraordinary proposals unless the broker’s client provides specific voting instructions to the broker. When no instructions are received, U.S. brokers are generally required to return the proxy card (or a substitute thereof) marked with an indication that the broker lacks voting power over that particular extraordinary proposal. This type of response is known as a “broker non-vote.” Shares which are the subject of broker non-votes as to any proposal will be treated as shares that are not entitled to be voted as to that proposal and, accordingly, those shares will not be counted as voting power present for that proposal (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, broker non-votes will have the effect of reducing the number of affirmative votes that must be cast in order to approve any proposal the passage of which requires the affirmative vote of a majority (or some other percentage) of the voting power present for that proposal or of the votes entitled to be cast on that proposal.

Quorum

A quorum must be initially present at the annual meeting before any proposal may be voted upon. The holders of a majority of the stock of the corporation having voting power must be present in person or represented by proxy to constitute a quorum at the annual meeting.

At the close of business on the record date, April 7, 2005, 60,934,393 shares of our common stock were outstanding, all of which are entitled, under our charter and bylaws, to be voted at the annual meeting. Accordingly, the holders of 30,467,197 shares must be present, either in person or represented by proxy, at the annual meeting to constitute a quorum. Once a quorum is established at the annual meeting, it generally will not be defeated by the departure of eligible voters.

For the purposes of determining a quorum, abstentions will count as shares present at the annual meeting and, thus, will count toward the presence of a quorum. Broker non-votes will also count as shares present at the annual meeting (and, thus, will count toward the presence of a quorum), so long as the broker’s proxy card grants some voting power to the designated proxy.

Vote Required for Each Proposal

For Proposal 1, the election of directors, if a quorum is initially present at the annual meeting, the two candidates who receive a plurality of the votes (that is, the two candidates who receive the most votes) at the annual meeting, will be elected to the board of directors. Abstentions and broker non-votes will be treated as not voting on Proposal 1.

For Proposal 2, the approval of the amendment to increase the number of shares available for issuance under our 2001 stock option plan, a majority of the shares with voting power present must be voted in favor of the amendment for this proposal to pass. Abstentions on Proposal 2 will be treated as shares with voting power present but not voted, which will have the effect of a vote against approval. Any broker non-votes on Proposal 2 will be treated as shares with voting power that are not present for that proposal. Thus, broker non-votes on Proposal 2 will count neither for nor against the proposal, but will have the effect of reducing the total number of affirmative votes required for passage of the proposal.

For Proposal 3, the ratification of the appointment of our independent auditors, a majority of the shares with voting power present must be voted in favor of ratification for this proposal to pass. Abstentions on Proposal 3 will be treated as shares with voting power present but not voted, which will have the effect of a vote against ratification. Any broker non-votes on Proposal 3 will be treated as shares with voting power that are not present for that proposal. Thus, broker non-votes on Proposal 3 will count neither for nor against the proposal, but will have the effect of reducing the total number of affirmative votes required for passage of the proposal.

If other matters are properly brought before the annual meeting, our bylaws provide that the holders of a majority of the stock present and entitled to vote shall have the power to act, unless the matter is one as to which a different vote is specified by our certificate of incorporation, our bylaws, or applicable law or regulation (other than Section 216 of the Delaware General Corporation Law), in which case the different vote specified by that provision, law or regulation will apply.

Revocability of Proxies

Stockholders of Record

If you are listed as a stockholder in our official records (which are maintained by our transfer agent), you are a stockholder of record. For example, if you hold a certificate for our stock issued in your name, you are a stockholder of record. Any stockholder of record giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by:

•	filing a written notice of revocation or filing a duly executed proxy bearing a later date with the Secretary of Vicuron Pharmaceuticals at our principal executive offices at 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406, United States of America; or

•	attending the annual meeting and voting differently in person; however, attendance at the annual meeting will not, by itself, revoke a proxy.

Holders in Street Name

If you hold a beneficial interest in shares of our common stock through a broker, bank or other nominee, you are called a holder in “street name.” If you hold in street name, you must contact the broker, bank or other nominee through which you hold a beneficial interest in shares of our common stock in order to determine how to revoke any proxies the record holder submitted on your behalf.

Stockholders in Italy

If you received shares of our common stock in exchange for Biosearch ordinary shares in connection with the merger, or if you purchased our shares on the Nuovo Mercato, you hold our common stock through the Italian central clearing agency, Monte Titoli (unless you took action to remove your shares from the Monte Titoli system). Monte Titoli has agreed to transfer its voting power to those persons who hold Certifications of Participation in the Italian Central Depository System. Persons holding shares through Monte Titoli must submit to us a Certification of Participation in the Italian Central Depository System (or a complete copy thereof), together with their Italian proxy card in order to vote. You can obtain such a Certification from your broker. After you have submitted an Italian proxy card to us, you may revoke it by:

•	submitting to us (a) another copy of your Certification of Participation in the Italian Central Depository System and (b) either another duly executed Italian proxy card or a written notice of revocation, in each case bearing a later date than the original Italian proxy card; or

•	attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy. In order to be admitted to the annual meeting and to vote, you must present your Certification of Participation in the Italian Central Depository System (or a complete copy thereof).

Confidentiality of Proxies

Proxy cards, ballots and voting tabulations identifying individual stockholders that are mailed or returned directly to us or to our inspector of election, American Stock Transfer & Trust Company, will be handled in a manner that protects your voting privacy. Your individual vote will not be disclosed except:

•	to our inspector of election, American Stock Transfer & Trust Company, so as to permit it to tabulate and certify the vote;

•	as required by law; and

•	in limited circumstances such as a proxy contest in opposition to our board of directors.

Additionally, any comments written on the proxy card or the Italian proxy card or elsewhere in a proxy submission returned to our inspector of election will be forwarded to our management, but your identity will be kept confidential unless you ask that your name be disclosed.

Voting Agreements

At the time of our merger with Biosearch, we entered into an agreement with Monte Titoli, S.p.A., the Italian central clearing agency, in order to ensure that persons receiving beneficial interests in shares of our common stock as a result of the merger would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by the U.S. clearing agency, The Depository Trust Company, or DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications of Participation in the Italian Central Depository System, issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 34 of CONSOB Regulation 11768/1998).

PROPOSAL 1: ELECTION OF DIRECTORS

Our certificate of incorporation requires that our board of directors be divided into three classes, with staggered three-year terms. Currently, our board of directors consists of seven directors with two directors in class I, two directors in class II and three directors in class III. The terms of the two class II directors expire this year. The class II directors are James H. Cavanaugh, Ph.D. and George F. Horner III. Our nominating committee recommended the re-election of Dr. Cavanaugh and Mr. Horner to our board of directors. Dr. Cavanaugh and Mr. Horner have been nominated by our board of directors to stand for re-election. Each newly elected director will serve a three-year term or until his successor is elected and qualified.

You have three choices regarding the election of directors at the upcoming annual meeting. You may:

•	vote for all of the director nominees;

•	withhold authority to vote for all of the director nominees; or

•	vote for one of the director nominees and withhold authority to vote for the other director nominee.

Directors are elected by a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of the two nominees named in this proxy statement. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such proxies will be voted FOR the election of the substitute nominee who is designated by the board of directors in accordance with the procedures set forth in our bylaws. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve.

This Year’s Nominees

Set forth below is biographical information for this year’s two nominees to our board of directors:

James H. Cavanaugh, Ph.D. Dr. Cavanaugh is the Chairman of our board of directors and has served as a member of our board of directors since 1999. He currently serves on our compensation committee and nominating committee. Since 1989, he has served as president of HealthCare Ventures based in Princeton, New Jersey. Dr. Cavanaugh was formerly president of SmithKline and French Laboratories U.S., the domestic pharmaceutical division of SmithKline Beecham Corporation. Previously, he was president of SmithKline Beckman’s clinical laboratory business and, before that, of Allergan International. Dr. Cavanaugh served as staff assistant to President Nixon for health affairs and then as deputy director, Domestic Council. Under President Ford, he was deputy assistant to the President for domestic affairs and then deputy chief of the White House staff. Dr. Cavanaugh is trustee emeritus of the California College of Medicine. He is a non-executive chairman of the board of Diversa Corporation and Shire Pharmaceuticals Group PLC and a non-executive director of MedImmune Corporation and Advancis Pharmaceutical Corporation. He has served on the board of directors of the Pharmaceutical Research and Manufacturers Association, Unihealth America, the Proprietary Association and on the board of trustees of the National Center for Genome Resources. He was a founding director of the Marine National Bank in Santa Ana, California. Dr. Cavanaugh holds a Ph.D. degree in health economics from the University of Iowa.

George F. Horner III. Mr. Horner has served as our president and chief executive officer and a member of our board of directors since 1996. Prior to joining us, Mr. Horner was corporate vice president of Ligand Pharmaceuticals from 1993 to 1995. He also served in a number of executive positions during his 17 years at Abbott Laboratories from 1976 to 1993, including president, Canada; regional director, Latin America; general manager, Mexico; general manager, Southern Africa Region; and regional manager, Southeast Asia. From 1967 to 1976, Mr. Horner served in a number of sales and product management positions at E.R. Squibb, Inc.

Recommendation of our Board of Directors on Proposal 1

Our board of directors recommends that stockholders vote FOR the election of Dr. Cavanaugh and Mr. Horner to serve as members of our board of directors.

DIRECTORS AND OFFICERS

Board of Directors

Our seven current directors are as follows:

Name	Age	Officer Position*	Board Position	Term Expires
James H. Cavanaugh, Ph.D.	68		Chairman (2)(3)	2005
George F. Horner III	60	CEO	Director	2005
Costantino Ambrosio	62	CMfgO	Director	2006
Christopher T. Walsh, Ph.D.	61		Director (1)(2)(3)	2007
David V. Milligan, Ph.D.	64		Director	2006
Cheryl A. Wenzinger, CPA	56		Director (1)	2007
Alan W. Dunton, M.D.	50		Director (1)(3)	2006

*	See table on page 10 for full titles.

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating committee

Our board of directors has determined that the following current directors are “independent” under the rules of the Nasdaq National Market: Dr. Cavanaugh; Dr. Walsh; Ms. Wenzinger; and Dr. Dunton. There are no family relationships among any of our directors, director nominees or executive officers.

Board Committees and Meetings

During the fiscal year ended December 31, 2004, our board of directors held five regularly scheduled meetings and acted by unanimous written consent on seven occasions. During fiscal year 2004, each member of our board of directors attended or participated in at least 75% of the total number of meetings of the board of directors (held during the period for which he or she was a director) and the meetings held by all committees of the board on which he or she served (during the periods that he or she served).

Our board of directors has an audit committee, a compensation committee and a nominating committee.

Audit Committee

Our audit committee meets with our independent auditors at least quarterly to review the results of the annual audit and discuss our annual and quarterly consolidated financial statements. The audit committee receives and considers the independent auditors’ comments as to financial controls, provides oversight related to our financial reporting practices and the quality and integrity of our financial reports, and recommends to our board of directors the independent auditors to be retained. Our audit committee is composed of three non-employee directors: Cheryl A. Wenzinger, CPA; Alan W. Dunton, M.D.; and Christopher T. Walsh, Ph.D. Ms. Wenzinger, who joined our audit committee on September 16, 2004, is currently the chair of our audit committee. During 2004, our audit committee met six times and acted by unanimous written consent on one occasion.

Our audit committee operates under a written charter adopted by our board of directors that is reviewed at least annually. A copy of the amended and restated charter is included as Exhibit A to this proxy statement.

Each member of our audit committee is an independent director as independence is currently defined by Rule 4200(a) of the rules of the Nasdaq National Market. Each member of our audit committee meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended. None of the members of our audit committee has participated in the preparation of our financial statements or those of any of our subsidiaries during the past three years, and all are able to read and understand fundamental financial statements. Our board of directors has determined Ms. Wenzinger to be financially sophisticated under Rule 4350(d)(2) of the rules of the Nasdaq National Market and is an audit committee financial expert as defined in Rule 401(h) of Regulation S-K.

The immediately preceding paragraph is not proxy soliciting material and should not be deemed to be incorporated by reference into any of our other filings with the Securities and Exchange Commission, notwithstanding any general statement purporting to incorporate information from this proxy statement into another filing, unless such general statement makes specific reference to the paragraph regarding audit committee independence.

Compensation Committee

Our compensation committee has been delegated authority by our board of directors to administer all of our equity incentive plans and to determine compensation for employees at the vice president level or below. For our more senior officers, the compensation committee makes salary and bonus recommendations to our board of directors. Our compensation committee currently consists of: James H. Cavanaugh, Ph.D. and Christopher T. Walsh, Ph.D. Dr. Walsh joined our compensation committee on September 23, 2004. During 2004, our compensation committee met three times and acted by unanimous written consent on one occasion.

Nominating Committee

In connection with our February 28, 2003 merger with Biosearch, our board of directors established a nominating committee to nominate individuals for election to the board of directors. Nominations to our board of directors will be determined according to the procedures set forth in our bylaws and as set forth below. Our nominating committee currently consists of: James H. Cavanaugh, Ph.D.; Alan W. Dunton, M.D.; and Christopher T. Walsh, Ph.D., each of whom our board of directors has determined is an independent director under the rules of the Nasdaq National Market. Dr. Dunton joined our nominating committee on September 23, 2004. Our nominating committee acted by written consent on one occasion in 2004. The nominating committee operates under a written charter adopted by our board of directors. Our amended and restated charter is not available on our website, but was included as Exhibit B to our proxy statement filed with the Securities and Exchange Commission on September 23, 2004. The nominating committee and our board of directors will consider nominees recommended by our stockholders.

Director Nomination

Criteria for Board Membership

In selecting candidates for appointment or re-election to our board of directors, our nominating committee considers the appropriate balance of experience, skills and characteristics required of our board of directors, and seeks to insure that at least a majority of our directors are independent under the rules of the Nasdaq National Market, that members of our audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq National Market and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, leadership, ability to make sound business judgments, ability to read and understand basic financial statements, understanding of our business environment, and willingness to devote adequate time to board duties. Other factors considered in evaluating nominees for director include whether the nominee will complement our board’s existing strengths, with particular emphasis placed on skills relating to our expected activities.

Stockholder Nominees

Our nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the chairman of our nominating committee, James H. Cavanaugh, Ph.D., c/o Dov A. Goldstein at the address of our principal executive offices and should include the following information: (a) the name, address and phone number of the stockholder making the nomination and a statement of the number of shares of our common stock beneficially owned by the stockholder making the nomination during the year preceding the date of nomination; (b) the nominee’s name, address and phone number; and (c) a statement of the nominee’s qualifications for board membership, and should be submitted in the time frame described in our bylaws and under the caption “Stockholder Proposals” below.

Process for Identifying and Evaluating Nominees

Our nominating committee believes we are well served by our current directors. Our nominating committee will consider the re-nomination of incumbent directors who are willing to continue as directors based on their continuing qualification under the criteria for board membership. In addition, our nominating committee will assess each incumbent director’s performance during his or her term, the number of meetings attended, his or her level of participation and overall contribution, the number of other company boards on which the individual serves, the individual’s effect on the composition of our board of directors, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on our board of directors. Although re-nomination of incumbent directors is not automatic, incumbent directors may have an advantage if they have demonstrated during their term a keen understanding of our business and an ability to function well with our board of directors and management. Potential nominees may also come to our nominating committee’s attention from the following sources, among others: third-party search firms; stockholder suggestions; and our management. After reviewing appropriate biographical information and qualifications of all candidates, the best qualified first-time candidates will be interviewed by at least one member of our nominating committee and by our chief executive officer. Our nominating committee will then select the potential candidates to be recommended to our board of directors for nomination at the annual meeting. Our board of directors is expected, but not required, to select its official nominees only from candidates recommended by our nominating committee. The rules of the Nasdaq National Market require our board’s ultimate nominees to be selected either from our nominating committee’s list or by a majority of the independent directors.

Board Nominees for the 2005 Annual Meeting

Two of the nominees listed in this proxy statement, James H. Cavanaugh, Ph.D. and George F. Horner III, are current directors standing for re-election.

Compensation of Directors

We reimburse all of our directors for expenses incurred in connection with attending board and committee meetings. Currently directors who also serve as officers of our company do not receive any additional compensation for their service on our board of directors. The compensation we pay to the officers on our board of directors is presented in the “Summary Compensation Table” below.

2004 Compensation to Non-Employee Directors

In 2004, we made the following payments and stock option grants to our non-employee directors:

•	On October 7, 2004 we granted James H. Cavanaugh, Ph.D. an option to purchase 5,000 shares of our common stock at an exercise price of $14.62 per share, 25% of this option vests on the first anniversary of the date of grant and the balance of 75% vests in 36 equal monthly installments thereafter; this option expires 10 years after the date of grant.

•	$50,000 per year to Christopher T. Walsh, Ph.D. for his service on our board and committees.

•	$100,000 per year to David V. Milligan, Ph.D. for his service on our board and committees.

•	$14,585 to Cheryl A. Wenzinger, CPA for her service on our board and committees. In addition, on October 7, 2004, we granted Ms. Wenzinger an option to purchase 20,000 shares of our common stock at an exercise price of $14.62 per share, 25% of this option vests on the first anniversary of the date of grant and the balance of 75% vests in 36 equal monthly installments thereafter; this option expires 10 years after the date of grant.

•	$9,431 to Alan W. Dunton, M.D. for his service on our board and committees. In addition, on October 7, 2004, we granted Dr. Dunton an option to purchase 20,000 shares of our common stock at an exercise price of $14.62 per share, 25% of this option vests on the first anniversary of the date of grant and the balance of 75% vests in 36 equal monthly installments thereafter; this option expires 10 years after the date of grant.

•	On August 5, 2004, we granted Costantino Ambrosio an option to purchase 100,000 shares of our common stock at an exercise price of $9.39 per share, 25% of this option vests on the first anniversary of the date of grant and the balance of 75% vests in 36 equal monthly installments thereafter; this option expires 10 years after the date of grant.

•	$60,000 to Ubaldo Livolsi, Ph.D. for his service on our board and committees.

2005 Compensation to Non-Employee Directors

In 2005, we have made or expect to make the following payments and stock option awards to our non-employee directors: $50,000 per year to Christopher T. Walsh, Ph.D. for his service on our board and committees; $100,000 per year to David V. Milligan, Ph.D. for his service on our board and committees; $50,000 per year to Cheryl A. Wenzinger, CPA for her service on our board and committees; and $35,000 per year to Alan W. Dunton, M.D. for his service on our board and committees.

Our board of directors continues to have discretion to grant options to non-employee directors under the 1997 Equity Incentive Plan and our 2001 Stock Option Plan. We anticipate that we will grant options from time to time under these plans to our non-employee directors, including options to purchase 5,000 shares of our common stock per year to each of Dr. Cavanaugh, Ms. Wenzinger and Dr. Dunton. We consider Mr. Ambrosio to be an employee director because he is employed by Biosearch Manufacturing S.r.l., our indirect subsidiary.

Communications with Directors

Our stockholders or other interested parties may communicate with any director or committee of our board of directors by contacting Dov A. Goldstein at Vicuron Pharmaceuticals Inc., 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406. Communications directed to the full board will be distributed to each director, communications directed to a specific director will be forwarded to that director and communications to the “independent” or non-employee directors (or words of similar effect) shall be forwarded to the chair of our audit committee.

We have a policy of encouraging all directors to attend our annual stockholders’ meetings. One of our directors attended the 2004 annual meeting.

Executive Officers of Vicuron

The names of our current executive officers are set forth in the following table. All of our officers are employed by Vicuron Pharmaceuticals Inc. other than Mr. Ambrosio, who is employed by Biosearch Manufacturing S.r.l., our indirect subsidiary.

Name	Age	Title
George F. Horner III	60	President and Chief Executive Officer
Costantino Ambrosio	62	Executive Vice President and Chief Manufacturing Officer
Dov A. Goldstein, M.D.	37	Executive Vice President and Chief Financial Officer
Richard J. White, Ph.D.	62	Executive Vice President and Chief Scientific Officer
David S. Krause, M.D. *	56	Executive Vice President and Chief Medical Officer
Martin Stogniew, Ph.D.	49	Executive Vice President, Scientific Affairs

*	Replaced Timothy J. Henkel, M.D., Ph.D. on January 24, 2005 as executive vice president and chief medical officer.

Business Experience of our Directors and Executive Officers

We have set forth below a brief account of the business experience and education of our directors and executive officers (other than Dr. Cavanaugh and Mr. Horner, whose business experience and education are described above):

Costantino Ambrosio. Mr. Ambrosio has been our chief manufacturing officer and a member of our board of directors since March 2003. We have also appointed Mr. Ambrosio as an executive vice president of our company. From December 1999 until our merger with Biosearch, he served as executive vice president of manufacturing for Biosearch. Prior to his relationship with Biosearch, Mr. Ambrosio was employed by Dow Iberica, from 1996 to 1998, most recently as its general manufacturing manager. From 1991 to 1996 he served in the same position for Dow Italia and from 1988 to 1991 he was responsible for bulk pharmaceutical manufacturing at Merrel Dow. From 1971 to 1988, Mr. Ambrosio advanced through a series of manufacturing positions at Dow Chemical’s Gruppo Lepitit Brindisi. Mr. Ambrosio holds a degree in industrial chemistry from Industrial Chemistry School in Naples and a degree in industrial sciences from Herisau University.

Christopher T. Walsh, Ph.D. Dr. Walsh has served as a member of our board of directors since 1998. He currently serves on our audit committee, compensation committee and nominating committee. Since 1991, he has served as the Hamilton Kuhn professor of biological chemistry and molecular pharmacology at the Harvard Medical School. He was the president of the Dana-Farber Cancer Institute from 1992 to 1995. From 1987 to 1995, he served as the chairman of the Department of Biological Chemistry and Molecular Pharmacology at the Harvard Medical School. Dr. Walsh is a member of the scientific advisory boards of KOSAN Biosciences and Millennium Pharmaceuticals. He is a member of the board of directors of Transform Pharmaceuticals, KOSAN Biosciences, Critical Therapeutics and Microbia. He has also held various positions at Massachusetts Institute of Technology, including as chairman of the Chemistry Department and has served on the editorial boards of various scientific publications. Mr. Walsh holds a Ph.D. degree in life sciences from The Rockefeller University and an A.B. degree in biology from Harvard University.

David V. Milligan, Ph.D. Dr. Milligan has served on our board of directors since 1997. Dr. Milligan served on our compensation committee from February 2003 until September 2004. He also served as the chairman of our board of directors from early 1997 until our merger with Biosearch in early 2003. He has also been a member of our scientific advisory board since 1997. From 1979 to 1996, Dr. Milligan served in several executive positions at Abbott Laboratories, a healthcare products company, most recently as its senior vice president and chief scientific officer from 1994 to 1996. Dr. Milligan is chairman of the board of directors of Galileo Pharmaceuticals, vice-chairman of the board of directors of Caliper Life Sciences and serves as a member of the boards of directors of ICOS Corporation, Pathway Diagnostics and Reliant Pharmaceuticals. He also serves on the Chemistry Department Advisory Board of Princeton University, the Chemical Sciences Leadership Council of the University of Illinois and is a vice president of Bay City Capital, a San Francisco-based merchant bank. Dr. Milligan holds M.S. and Ph.D. degrees in organic chemistry from the University of Illinois and an A.B. degree in chemistry from Princeton University.

Cheryl A. Wenzinger, CPA. Ms. Wenzinger has served as a member of our board of directors since September 2004 and currently serves as chair of our audit committee. Since February 2004, Ms. Wenzinger has served as a member of the board of directors and a member of the audit committee of Diversa Corporation, a bioscience company. Ms. Wenzinger currently serves on the Board of Trustees for Delta Dental Plan of Colorado, where she chairs the audit committee. While an audit partner at Deloitte & Touche from 1984 to 2000, Ms. Wenzinger served many private and public companies with a focus on health care providers and insurers, manufacturing and agribusiness. She was the 1999-2000 president of the Colorado Society of CPAs and served as a member of the Council of American Institute of CPAs from 1998 through 2002. She received a B.S. degree in Accounting from the University of Northern Colorado and is a Certified Public Accountant.

Alan W. Dunton, M.D. Dr. Dunton has served as a member of our board of directors since September 2004 and currently serves on our audit and nominating committees. Since 2003, Dr. Dunton has served as president and chief executive officer of Metaphore Pharmaceuticals, Inc., a pharmaceutical company. In 2002, Dr. Dunton served as president, chief operating officer of Emisphere Technologies, Inc., a biopharmaceutical company. Prior to joining Emisphere, Dr. Dunton was a senior executive in the Pharmaceuticals Group of Johnson & Johnson. From 1999 to 2001, Dr. Dunton was president and managing director of The Janssen Research Foundation, a Johnson & Johnson company. From 1998 to 1999, he served as group vice president of global clinical research and development of Janssen. Prior to joining Janssen, Dr. Dunton was vice president of global clinical research and development at the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Dr. Dunton served as a member of the board of directors of Emishpere. Dr. Dunton holds a M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Dov A. Goldstein, M.D. Dr. Goldstein has served as our chief financial officer since July 2000 and our vice president, finance from July 2000 to August 2003, when we appointed him as one of our executive vice presidents. Prior to joining Vicuron, Dr. Goldstein was director of venture analysis at HealthCare Ventures from 1998 to 2000. Dr. Goldstein served as vice president, biotechnology research analysis at Brean Murray & Co. from 1997 to 1998. He completed his internship in the Department of Medicine of Columbia-Presbyterian Hospital. Dr. Goldstein holds a M.B.A. degree from Columbia Business School, a M.D. degree from Yale University and a B.S. degree from Stanford University.

Richard J. White, Ph.D. Dr. White has served as our chief scientific officer since July, 2004. He also served as chief scientific officer, North America from February 2003 until June, 2004. Since September 1998, Dr. White has also served as one of our executive vice presidents. Dr. White joined Vicuron in 1997 as senior vice president of biology. Prior to joining Vicuron, Dr. White was vice president for infectious diseases at Bristol Myers Squibb from 1985 to 1997. Dr. White has also held research management positions at Lederle Laboratories, Glaxo Group Research in the United Kingdom, and Lepetit Research in Italy. Dr. White holds a Ph.D. degree in biochemistry from the University of Oxford and a B.S. degree in biochemistry from the University of Manchester.

David S. Krause, M.D. Dr. Krause has served as our chief medical officer since January 2005. Since January 2005, Dr. Krause has also served as one of our executive vice presidents. Dr. Krause also served as our senior vice president, clinical research and medical affairs from 2003 to 2005 and our vice president, clinical research and medical affairs from 2002 until our merger with Biosearch in early 2003. Prior to joining Vicuron, Dr. Krause served as vice president, medical strategy and cross-therapeutic affairs at GlaxoSmithKline Research and Development from 2000 to 20001. Dr. Krause served as vice president and director, metabolism and pulmonary therapeutic unit at SmithKline Beecham Pharmaceuticals from 2000 to 2001 and vice president and director, inflammation, tissue repair and oncology clinical research, development and medical affairs at SmithKline Beecham Pharmaceuticals from 1998 to 2000. Dr. Krause holds a M.D. degree from Temple University School of Medicine and B.A. degrees from Pennsylvania State University.

Martin Stogniew, Ph.D. Dr. Stogniew has served as our executive vice president, scientific affairs since August 2004. Dr. Stogniew also served as our senior vice president, non-clinical development from 2003 to 2004 and as our vice president, pre-clinical development from 2001 until our merger with Biosearch in early 2003. In 2000, he served as chief scientific officer at Next Pharmaceuticals, Inc., a nutraceutical company. From 1997 to 2000, he served as vice president, pharmaceutical sciences at MedImmune, Inc. (formerly U.S. Bioscience), a biotechnology company. Dr. Stogniew holds a Ph.D. and a B.S. degree from the University of Maryland.

Compensation of Executive Officers

The following table summarizes the compensation awarded or paid for the past three full fiscal years:

•	by us to our chief executive officer (Mr. Horner); and

•	by us to the four other most highly compensated persons who were serving as our executive officers at the end of 2004 (Mr. Ambrosio and Drs. Goldstein, White and Henkel).

We refer to the persons identified in the following table as our named executive officers.

Summary Compensation Table

		Annual Compensation (1)							Long-Term Compensation
Name and Principal Position	Year	Salary			Bonus			Other Annual Compensation	Securities Underlying Options (2)	All Other Compensation
George F. Horner III Chief Executive Officer	2004 2003 2002	$ $ $	449,231 422,308 324,443		$ $ $	171,500 142,500 100,000		— — —	— 375,000 —	$ $ $	— 59,629 —	(3)

Costantino Ambrosio, Chief Manufacturing Officer	2004 2003 2002	€ € €	162,684 154,937 154,905	(4)	€ € €	196,000 110,000 103,000	(4)	— — —	100,000 400,000 —	€ € €	— — —

Dov A. Goldstein, M.D. Chief Financial Officer	2004 2003 2002	$ $ $	267,358 239,356 218,229		$ $ $	80,750 46,600 40,250		— — —	100,000 137,678 15,356	$ $ $	— 45,215 —	(3)

Richard J. White, Ph.D Chief Scientific Officer, North America	2004 2003 2002	$ $ $	285,419 273,876 281,208		$ $ $	80,750 78,285 47,500		— — —	75,000 93,944 187,887	$ $ $	— — —

Timothy J. Henkel, M.D., Ph.D Chief Medical Officer	2004 2003 2002	$ $ $	334,640 321,774 307,957		$ $ $	90,250 78,625 60,000		— — —	200,000 25,655 44,309	$ $ $	— — —

(1)	For the years 2002, amounts denominated in U.S. dollars ($) were paid by Versicor; amounts denominated in al EU euros (€ ) were paid by Biosearch, or its manufacturing subsidiary. Amounts in the “Bonus” column for any year represent bonus paid in that fiscal year, typically as compensation for the named executive officer’s performance during the prior fiscal year. Accordingly, amounts shown for 2004 exclude bonuses paid in the first quarter of 2005 as awards for 2004 performance, which were in the following amounts: $160,000 for Mr. Horner; €88,000 for Mr. Ambrosio; $88,000 for Dr. Goldstein; $82,000 for Dr. White; and $50,000 for Dr. Henkel. Amounts in the “Other Annual Compensation” column for each year exclude the value of perquisites which, in the aggregate for each officer in each year, did not exceed the lower of $50,000 or 10% of such officer’s salary and bonus compensation for such year.

(2)

Unless otherwise noted, amounts in the “Securities Underlying Options” column refer to shares of our common stock underlying options granted under (i) the Vicuron Pharmaceuticals Inc. 1997 Equity Incentive

Plan (the “1997 Plan”), as amended, or (ii) the Vicuron Pharmaceuticals Inc. 2001 Stock Option Plan (the “2001 Plan”). No grants of stock appreciation rights (“SARs”), whether freestanding or in tandem with stock options, were made during the years presented to the named executive officers.

(3)	Amounts represent relocation allowance.

(4)	The manufacturing subsidiary of Biosearch paid Mr. Ambrosio €25,823 for the period from January 1 through February 28, 2003 as compensation for his services as an independent consultant to Biosearch or its subsidiary (based on an annual independent consultant fee of €154,937). Vicuron, through its Italian subsidiary, paid Mr. Ambriosio €129,114 for the period from March 1 through December 31, 2003 as compensation for his services as an independent consultant to Vicuron or our subsidiaries (based on an annual independent consultant fee of €154,937) and an incentive bonus of €110,000.

Equity compensation plan information may be found at page 23 under “Proposal 2: Approval of Amendment to 2001 Stock Option Plan.”

Option Grants

The following table describes the stock options we granted to our named executive officers in 2004. The table also includes the potential realizable value of these grants over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation have been selected in accordance with the rules of the Securities and Exchange Commission and do not represent an estimate of our future stock price. There can be no assurance that the actual stock price will appreciate over the option terms at the assumed rates of 5% and 10% or at any other specific rate. Unless the market price of the underlying shares appreciates over the option term, the named executive officers will not realize value from these option grants.

Vicuron Pharmaceuticals Option Grants in 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted in 2004		Percent of Total Vicuron Options Granted in 2004	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
						5%	10%
George F. Horner III	0		0%	$—	—	$0	$0
Costantino Ambrosio	100,000	(2)	6.32%	$9.39	8/4/2014	$590,532	$1,496,524
Dov A. Goldstein, M.D.	100,000	(3)	6.32%	$9.39	8/4/2014	$590,532	$1,496,524
Richard J. White, Ph.D.	75,000	(4)	4.74%	$9.39	8/4/2014	$442,899	$1,122,393
Timothy J. Henkel, M.D., Ph.D	200,000	(5)	12.64%	$23.00	2/8/2014	$2,918,977	$7,372,715

(1)	Calculated pursuant to SEC rules on the assumption that the market price of the underlying common stock appreciates in value from the date of grant to the end of the option term at the rates shown.

(2)	On August 5, 2004, we granted Mr. Ambrosio an option to purchase 100,000 shares of our common stock under our 2001 Plan at an exercise price of $9.39 per share, 25% of this option vests on August 5, 2005 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires August 4, 2014.

(3)	On August 5, 2004, we granted Dr. Goldstein an option to purchase 100,000 shares of our common stock under our 2001 Plan at an exercise price of $9.39 per share, 25% of this option vests on August 5, 2005 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires August 4, 2014.

(4)	On August 5, 2004, we granted Dr. White an option to purchase 75,000 shares of our common stock under our 2001 Plan at an exercise price of $9.39 per share, 25% of this option vests on August 5, 2005 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires August 4, 2014.

(5)	On February 9, 2004, we granted Dr. Henkel an option to purchase 200,000 shares of our common stock under our 2001 Plan at an exercise price of $23.00 per share, 25% of this option vests on February 9, 2005 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires February 8, 2014.

Aggregated 2004 Option Exercises and Year-End Option Values

The following table shows information for the named executive officers regarding exercises of Vicuron stock options during 2004, and the amount and values of unexercised stock options as of December 31, 2004.

2004 Option Exercises and Year-End Option Holdings

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
George F. Horner III	0	$0	902,812	210,938	$13,605,748	$1,383,753
Costantino Ambrosio	0	$0	213,717	374,783	$1,451,138	$2,667,777
Dov A. Goldstein, M.D.	400	$4,164	266,848	195,786	$2,871,084	$1,217,043
Richard J. White, Ph.D.	600	$10,134	403,445	186,559	$4,150,012	$897,209
Timothy J. Henkel, M.D., Ph.D.	0	$0	441,537	228,427	$4,716,892	$80,771

(1)	Based on the closing price of our common stock on the date of exercise, minus the exercise price of the option.

(2)	Based on the closing price of our common stock on December 31, 2004 of $17.41 per share, minus the exercise price of “in-the-money” options.

Employment Contracts, Indemnification Agreements and Change-in-Control Arrangements

In July 2000, we entered into employment agreements with George F. Horner III, Richard J. White, Ph.D. and Dov A. Goldstein, M.D. and in April 2001, we entered into an employment agreement with Martin Stogniew, Ph.D. The original term of each employment agreement terminates three years after its respective commencement date. However, each employment agreement contains an automatic renewal provision in which the employment agreement renews for three years on each anniversary of the employment agreement unless we give notice to the named executive officer at least 60 days prior to the renewal date that the employment agreement will not be extended. The employment agreements provide for participation in all bonus, incentive, savings and retirement and benefit plans offered generally to our employees, among other terms and conditions. If a change in our control occurs and within two years after the change in our control we terminate the named executive officer’s employment without cause or he resigns for good reason, then the named executive officer will receive payments equal to two times the sum of his annual base salary then being paid or his highest annual base salary for any one of the prior two years, depending on the particular agreement, plus the amount of the largest bonus received during any one calendar year.

In December 2000, we entered into an employment agreement with Timothy J. Henkel, M.D., Ph.D. Dr. Henkel’s employment agreement was terminated on January 24, 2005 in connection with Dr. Henkel’s departure. In connection with the termination of his employment agreement, Dr. Henkel received $850,572 on January 24, 2005 pursuant to Section IV(C)(2) of his employment agreement.

In March 2003, we entered into indemnity agreements with our directors and Dr. Goldstein. These agreements indemnify each director and Dr. Goldstein to the fullest extent permissible by Delaware law (including any future amendments thereto, if such future amendments increase our power to indemnify our directors and officers). The indemnification extends to any lawsuit brought against the director or officer by reason of the fact that such person is or was serving as a director or officer of our company. However, the indemnification does not extend to any conduct by a director or officer who is adjudged by a final verdict to have engaged in willful misconduct, knowing fraud or deliberate dishonesty. The indemnity agreements also obligate us to advance litigation expenses to the director or officer prior to the time when the director’s or officer’s right to indemnification is finally determined. In the event that the director or officer is found to be ineligible for such coverage, those advanced expenses must be repaid to our company.

Additional Employment or Independent Consulting Arrangements with Our Officers in Italy

Upon completion of the merger, Claudio Quarta, Ph.D., Francesco Parenti, Ph.D. and Costantino Ambrosio became executive officers of our company. Previously, Drs. Quarta and Parenti were employed by Biosearch and Mr. Ambrosio was the managing director of Biosearch’s manufacturing subsidiary. Drs. Quarta and Parenti resigned on March 19, 2004 and July 1, 2004, respectively. Under Italian law, all employees of Biosearch immediately before the merger continued as employees of the combined company immediately after the merger, and were entitled to essentially maintain their pre-merger employment terms and conditions as a minimal standard. In Italy, employment terms and conditions are governed:

•	by individual employment agreements; and

•	by Italian law and collective bargaining agreements.

The general manner in which each of these authorities affects our employment relationship with our Italian executives is described below.

Employment, Independent Consultant, and Non-Competition Agreements with our Officers in Italy

On July 30, 2002, concurrently with our execution of the merger agreement and subject to the completion of the merger, we entered into employment agreements with Drs. Quarta and Parenti, who later resigned on March 19, 2004 and July 1, 2004, respectively. We also entered into a consulting agreement with the head of Biosearch’s manufacturing subsidiary, Mr. Ambrosio, who is now a director and an executive officer of our company. Our agreements with Drs. Quarta and Parenti and Mr. Ambrosio became effective upon the closing of the merger. Under the Mr. Ambrosio’s agreement, we make consulting payments to Mr. Ambrosio of €154,937 per year, subject to adjustment each year. In addition, Mr. Ambrosio is eligible for the fringe benefits package offered to our executive officers generally and for an annual bonus based on his performance under standards established in advance by the compensation committee. Pursuant to his agreement, on March 1, 2003, we awarded Mr. Ambrosio a stock option to purchase 400,000 shares of our common stock under our 2001 Stock Option Plan. The exercise price of the option is $10.62 per share (which was the average closing price of our stock during the one-month period immediately preceding the closing of the merger). Subject to continued service to our company, 25% of each option vests on the first anniversary of the date of grant and the balance of 75% vests in 36 equal monthly installments thereafter. This option expires 10 years after the date of grant. In their agreements, each Italian executive agreed that for one year following any termination of service to us he will not engage in any business activity in Italy that competes against us. In exchange, in accordance with the custom in Italy, we agree to pay each executive a portion of his base compensation in a lump sum, one year following the termination of his employment. In connection with his resignation on March 19, 2004, Dr. Quarta’s employment agreement was amended and he was paid $117,544 on April 1, 2004. In connection with Dr. Parenti’s resignation on July 1, 2004, Dr. Parenti is entitled to receive €57,100 on July 1, 2005 pursuant to his employment agreement. Although our Italian counsel has advised us that these non-compete agreements comply with Italian law, the courts of many jurisdictions may not enforce non-competition agreements and we face the risk that these agreements might provide incomplete or ineffective protection insofar as the non-competition provision is concerned.

Italian Law and National Collective Bargaining Agreements

Many material terms of our Italian executives’ employment are mandated by Italian law and national collective bargaining agreements. In Italy, collective bargaining agreements are much more prevalent than in the United States and are negotiated at a national level—beyond the control of any particular employer—between the unions of a particular business sector (mechanical, commerce, banks, chemical, etc.) and the employers’ association in the applicable sector. In principle, the Italian national collective agreements will be legally binding on our employment relationships after the merger only if we, and the employees in question, actually join the relevant national associations or if our individual employment agreements expressly or implicitly accept that the employment relationship is to be regulated by a specified national collective agreement (which we have not done and which our executive employment agreements do not expressly provide). In practice, however, the protection provided to employees in the national collective agreements is generally considered to be the minimum acceptable and Italian courts apply the national collective agreements in every case.

In particular, our employment relationships with our Italian executives are regulated by Italy’s National Collective Agreement for the Executives in the Industrial Sector of May 23, 2000, as amended, which provides, among other things:

•	executives are entitled to minimum gross monthly salary and salary increases related to length of service;

•	executives’ yearly salaries are paid in 13 installments;

•	executives are not subject to working time schedules or overtime rules;

•	executives are entitled to 35 days of holiday per year;

•	for justified reasons, executives are entitled to an unpaid leave period;

•	in case of illness, the executives are entitled to maintain their job position for a period of up to 12 months during which they will receive their full salary (with the cost being fully borne by the employer);

•	executives are entitled to mandatory paid maternity leave;

•	executives are entitled to insurance coverage for on- and off-duty accidents; and

•	executives are entitled to indemnification for any civil and criminal liabilities incurred by the executives in the performance of their employment activities.

Finally, the Italian National Collective Agreement regulates the severance benefits we would be required to pay upon any termination by us of the employment of our officers in Italy. The severance amount varies based upon whether the termination is for cause, for justified reasons or for no justified reason, as generally described below:

•	Terminations for Cause. If we were to dismiss an executive in Italy for cause, he would not be entitled to any notice period or indemnity in lieu of the notice period, but he would be entitled to receive the severance compensation (so-called TFR). We would have “cause” to terminate an executive’s employment, under Article 2119 of the Italian civil code, following any serious event that makes the continuation of the employment relationship impossible, even on a temporary basis. Events such as theft, riots and serious insubordination are generally considered “cause” for termination in Italy.

•	Terminations for Justified Reasons. If we were to terminate the employment of any executive in Italy, other than for “cause,” the executive would be entitled to a notice period. The notice period is equal to eight months for executives having a seniority of up to two years, and it is increased in proportion to seniority up to a maximum of 12 months for executives having more than 10 years of seniority. If we were to terminate an executive’s employment for justified reasons without providing the required notice, he would be entitled to the indemnity in lieu of the notice period equal to the salary he would have received during the notice period, in addition to the severance compensation. The average amount of the bonuses paid to him during the prior three years and the value of his fringe benefits would be taken into account when calculating this indemnity. Under Article 2118 of the Italian civil code, the following events are generally considered to provide a “justified reason” for terminating an executive’s employment: failure of the executive to comply with material management directions; a restructuring or reorganization of the company; a complete closing of the company; or the closing of the office to which the executive is assigned.

•

Unlawful Terminations. If we were to terminate the employment of any executive in Italy without cause or justified reasons, the executive might challenge the dismissal in court. If the termination of the employment relationship is deemed unlawful by the court, the executive may be awarded damages in the form of an indemnity (to be paid in addition to the indemnity in lieu of the notice period and the severance compensation) ranging from a minimum amount equal to the notice indemnity due to the executive, plus two months’ salary up to a maximum amount equal to 22 months’ salary. The amount of damages may automatically be increased by a sum ranging between two and seven months’ salary if the executive’s age is between 46 and 56 years. An executive is never entitled to reinstatement, regardless of the cause of termination.

Related Party Transactions

Commencing as of January 1, 2003, we began paying Christopher T. Walsh, Ph.D. as compensation for his service on our board and the committees on which he serves. See “Compensation of Directors.”

Commencing as of January 1, 2003, we began paying David V. Milligan, Ph.D. as compensation for his service on our board and the committees on which he serves. See “Compensation of Directors.”

In February 2000, Biosearch acquired a 37.4% interest in Areta International S.r.l., a service provider active in the field of cellular biology. Areta was established in 1999, with registered offices in Milan, Italy and had a share capital of Lit. 222 million (or approximately €114,659). Subsequently, Biosearch’s interest in Areta was reduced to 33.65% as a result of the admission of another investor. Management believed that this interest provided us access to biotechnologies useful to some of our discovery and profiling programs. Ubaldo Livolsi, Ph.D., who was a member of our board of directors until his resignation on July 1, 2004, had a 22.38% ownership interest in Areta. Claudio Quarta, Ph.D., who was a member of our board of directors until his resignation on March 19, 2004, is a member of the board of directors of Areta. In January, 2000, Biosearch entered into a services supply agreement with Areta providing for the supply by Biosearch to Areta of administrative and general services, including security, warehouse space, maintenance and cafeteria services for an annual fee of €41,000. In addition, Biosearch and Areta entered into a lease agreement providing for the lease by Biosearch to Areta of recently renovated laboratory and office space for a term of nine years in exchange for rent in the amount of approximately Lit. 103 million (or approximately €53,473) per year. Also, in January 2001 Biosearch made a five year loan to Areta. By operation of the merger, we succeeded to Biosearch’s position in these agreements. In July 2003, we entered into a quality assurance agreement with Areta which provided relevant services to us for a quarterly fee of €12,384. This agreement expired on June 21, 2004. Currently, no other agreements are in effect between our company and Areta. In September 2004, we sold our interest in Areta.

In July 2001, Biosearch entered into an agreement with Livolsi & Partners S.p.A., a merchant bank for which Dr. Livolsi, one of our former directors until July 1, 2004, serves as chairman and chief executive officer and for which Francesco Parenti, Ph.D., one of our former officers and directors until July 1, 2004, served as a non-executive director. Dr. Livolsi was a member of Biosearch’s board of directors and became a member of our board of directors upon the completion of the merger. Under this agreement, Livolsi & Partners agreed to provide various advisory services to Biosearch, including management and financial consulting and investor relations support. Biosearch agreed to pay Livolsi & Partners a monthly fee of €25,000. The original term of this agreement expired in July 2002, but was extended through February 2003 on the same terms and conditions through the mutual consent of Biosearch and Livolsi & Partners. Total payments made by Biosearch under this agreement were €105,000 in 2001, €210,000 in 2002 and €40,000 in 2003. This agreement terminated upon the completion of the merger with Biosearch on February 28, 2003. We never made any payments to Livolsi & Partners under this agreement.

On March 27, 2003 we entered into an agreement with Bonaparte 48, an Italian public relations firm. Bonaparte 48 is 51% owned by Livolsi & Partners S.p.A. Dr. Livolsi, one of our former directors until July 1, 2004, is the non-executive chairman of Bonaparte 48. Under this agreement, we paid Bonaparte 48 €50,000 per year through February 29, 2004 for communications consulting and corporate and financial media relations.

On June 18, 2004, our board of directors authorized the payment of an annual fee of $50,000 to Dr. Livolsi for his service as a member of our board of directors and the payment of an annual fee of $25,000 for his service as chairman of our audit committee. In September 2004, we paid Dr. Livolsi $60,000.

On September 16, 2004, our board of directors appointed Cheryl A. Wenzinger, CPA to serve on our board of directors and as chair of our audit committee. In addition, our board of directors approved (i) the payment to Ms. Wenzinger of (a) an annual fee of $35,000 for service as a member of our board of directors and (b) an annual fee of $15,000 for her service as chair of our audit committee, and (ii) the grant to Ms. Wenzinger of (a) options to purchase 20,000 shares of our common stock which were awarded at our 2004 annual meeting of stockholders and (b) options to purchase 5,000 shares of our common stock to be awarded each October thereafter, provided Ms. Wenzinger remains on our board of directors.

On September 20, 2004, our board of directors appointed Alan W. Dunton, M.D. to serve on our board of directors. On September 23, 2004, our board of directors appointed Dr. Dunton to serve as a member of our nominating committee. In addition, our board of directors approved (i) the payment to Dr. Dunton of an annual fee of $35,000 for service as a member of our board of directors and (ii) the grant to Dr. Dunton of (a) options to purchase 20,000 shares of our common stock to be awarded at our 2004 annual meeting of stockholders and (b) options to purchase 5,000 shares of our common stock to be awarded each October thereafter, provided Dr. Dunton remains on our board of directors.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, none of the members of our compensation committee was an officer or employee of our company. During the last completed fiscal year until our merger with Biosearch, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee. Upon our merger with Biosearch, Francesco Parenti, Ph.D., one of our former directors until his resignation on July 1, 2004, became our chief scientific officer, worldwide, and Ubaldo Livolsi, Ph.D., one of our former directors until his resignation on July 1, 2004, became one of our directors and a member of our compensation committee. At the same time, Dr. Livolsi was the chief executive officer of Convergia Private Equity Fund, an investment fund for which Dr. Parenti served as a director.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, employees and consultants. Our code of business conduct and ethics is available on our website at www.vicuron.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors, and persons who own 10% or more of our common stock, to report their beneficial ownership of our common stock (and any related options) to the Securities and Exchange Commission. Their initial report must be filed using the SEC’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the Securities and Exchange Commission allows delayed reporting at year-end on Form 5. Officers, directors and stockholders owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all of reports they file pursuant to Section 16(a). From and after the date of the merger, we have made the services of our legal counsel available to our officers and directors to assist them in meeting their filing obligations.

Based solely on our review of copies of these reports filed by or on behalf of our officers and directors (or oral representations that no such reports were required), we believe that since January 1, 2004 all of our officers and directors and stockholders owning greater than 10% of our common stock complied with all applicable Section 16(a) filing requirements.

Legal Proceedings

Under the rules of the Securities and Exchange Commission, we are required to disclose any material proceedings to which any of our directors, officers or any owner of more than 5% of any class of our voting securities is a party adverse to us. As we noted in our recently filed Form 10-K, beginning on June 15, 2004, six shareholder securities class action complaints were filed against us, certain of our current and former senior officers and certain of our current and former directors in the U.S. District Court for the Eastern District of Pennsylvania. Those actions are styled: Perry Paragamian vs. Vicuron Pharmaceutical Inc. et al. (Case No. 04cv2627); John H Taylor vs. Vicuron Pharmaceuticals Inc. et al (Case No. 04cv2685); Security Police-Fire Professionals of America vs. Vicuron Pharmaceuticals Inc. et al (Case No. 04cv2708); Fred Zucker vs. Vicuron Pharmaceuticals Inc. et al (Case No. 04cv2745), Brian B. Steketee vs. Vicuron Pharmaceuticals Inc. et al (Case No. 04cv3365); and Brad Staton vs. Vicuron Pharmaceuticals Inc. (Case No. 04cv3422). Pursuant to a stipulation of counsel for all parties involved in these six actions, the District Court issued an order consolidating the actions on August 23, 2004. In addition, on July 2, 2004, a shareholder derivative complaint styled Jonathan Meyers vs. George F. Horner, III et al was filed against certain of our officers and directors in the Court of Common Pleas of the State of Pennsylvania, Montgomery County (Case No. 04-19595). At this point, we are unable to determine whether any of our directors, officers or any owner of more than 5% of any class of our voting securities is, or might be deemed, a party adverse to us in any of the above-mentioned proceedings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee furnished the following report dated as of April 8, 2005. This report is not proxy soliciting material and should not be deemed to be incorporated by reference into any of our other filings with the Securities and Exchange Commission, notwithstanding any general statement purporting to incorporate information from this proxy statement into another filing, unless such general statement makes specific reference to this report.

The Committee’s Approach to Executive Compensation

The compensation committee is composed entirely of non-employee directors. The compensation committee is responsible for our general compensation policies and administers our various compensation plans, including our stock option plans and annual salary and bonus plans.

Each year, the compensation committee reviews the compensation of our chief executive officer and our other senior executive officers to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. To focus and facilitate such review, the compensation committee developed the following compensation philosophy for our company:

•	executive compensation should be at or above the 50th percentile of pharmaceutical industry market levels to allow us to attract and retain talented management;

•	annual variable compensation should reward the executives for achieving specific results which should lead to increased stockholder value;

•	the majority of variable compensation should be directly related to sustained increases in stockholder value;

•	supplemental benefits and perquisites that reward executives without regard to performance should be minimal; and

•	all of our employees should be encouraged to think like stockholders.

Elements of Executive Compensation

The compensation of the chief executive officer and of our other senior executive officers is comprised of three primary components: salary; bonus; and stock options.

Salary is fixed at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to our performance and/or individual contributions. Stock options are awarded in amounts we believe necessary to provide incentives for future performance, taking into account individual performance and length of service with us. This mix of compensation elements places a significant portion of compensation at risk and emphasizes performance.

Compensation of our President and Chief Executive Officer

The fiscal year 2004 salary and bonus recommended by the compensation committee for George F. Horner III, our president and chief executive officer, are consistent with the criteria described above and with the compensation committee’s evaluation of his overall leadership and management performance. The board of directors accepted all of the compensation committee’s recommendations regarding Mr. Horner’s fiscal year 2004 compensation. Mr. Horner’s salary and bonus for 2004 are reported in the Summary Compensation Table and the notes thereto.

The rules of the Securities and Exchange Commission require that we describe each measure of the company’s performance, whether quantitative or qualitative, on which the chief executive officer’s compensation was based (except that we are not required to present target levels or any confidential information the disclosure of which would disadvantage our company). The compensation committee’s recommendation regarding Mr. Horner’s 2004 bonus level was based on the extent to which the company achieved objectives in the following categories: key product development goals; key research goals; key business development goals; key corporate development goals; key staffing goals; and key financing and investor-relations goals.

Summary

The compensation committee believes that our compensation policy, as practiced to date by the compensation committee and our board of directors, has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate (or in some cases, individual) performance relative to pre-established corporate (or individual) goals. We expect that our compensation policy might evolve over time together with changes in the company’s short-term goals, particularly if and when one or more of our company’s product candidates receive FDA marketing approval. We expect that throughout any such changes the compensation committee will maintain its focus on building long-term stockholder value by incentivizing technological leadership and development and expansion of the market for our potential products.

Respectfully submitted,

The Compensation Committee:
James H. Cavanaugh, Ph.D. Christopher T. Walsh, Ph.D.

STOCK PRICE PERFORMANCE GRAPH

The following performance graph is not proxy soliciting material and should not be deemed to be incorporated by reference into any of our other filings with the Securities and Exchange Commission, notwithstanding any general statement purporting to incorporate information from this proxy statement into another filing, unless such general statement makes specific reference to this performance graph.

The following graph shows the 53-month cumulative total return resulting from a hypothetical $100 investment in our common stock at its closing price on August 3, 2000, the date of our initial public offering, through December 31, 2004, compared to the same amount invested in the Nasdaq (U.S. & Foreign) Index and the Nasdaq Biotechnology Index over the same period (in each case, assuming reinvestment of dividends). This graph is presented as required by the rules of the Securities and Exchange Commission. Past performance might not be indicative of future results. While total stockholder return can be an important indicator of corporate performance, we believe it is not necessarily indicative of our corporation’s degree of success in executing our business plan, particularly over short periods.

53 Month Cumulative Total Return

PROPOSAL 2: APPROVAL OF

AMENDMENT TO 2001 STOCK OPTION PLAN

We maintain the Vicuron Pharmaceuticals, Inc. 2001 Stock Option Plan, which we call the 2001 Plan. Our board of directors has approved, subject to stockholder approval, an amendment to the 2001 Plan that would increase the number of shares available for award grants by 3,000,000 shares. The amendment, which we call the 2001 Plan Amendment, is described in more detail below. Stockholders are being asked to approve the 2001 Plan Amendments.

Our Stock Option Plans

As described under “Equity Compensation Plan Information” below, we currently maintain the 2001 Plan, as well as the 1995 Stock Option Plan (the “1995 Plan”), the 1997 Equity Incentive Plan (the “1997 Plan”), the 2002 Stock Option Plan (the “2002 Plan”), and the 2003 New-Hire Stock Option Plan (the “New-Hire Plan”).

As of February 28, 2005, 845,404 shares were available for award-grant purposes under our 2001 Plan. In addition, 308,378 shares were available for award-grant purposes under our 1997 Plan, 155,417 shares were available for award-grant purposes under our 2002 Plan, and 750,000 shares were available for award-grant purposes under our New-Hire Plan. Our authority to grant new awards under the 1995 Plan has terminated.

Proposed Amendments to the 2001 Stock Option Plan

Our board of directors approved the 2001 Plan Amendment based, in part, on a belief that the number of shares currently available under our stock plans does not give us sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2001 Plan Amendment the number of shares of our common stock authorized for award purposes under the 2001 Plan will increase from 6,600,737 shares to 9,600,737 shares (an increase of 3,000,000 shares). The board believes that the additional shares requested under the 2001 Plan will provide some flexibility for us to structure future incentives to better attract, retain and motivate employees, officers and directors.

If stockholders approve the 2001 Plan Amendment, no new awards will be granted under the 1997 Plan, the 2002 Plan or the New-Hire Plan after the Annual Meeting. If stockholders do not approve the 2001 Plan Amendment, we will continue to have authority to grant awards under the 1997 Plan, the 2002 Plan and the New-Hire Plan. If stockholders approve the 2001 Plan Amendment, the termination of our grant authority under the 1997 Plan, the 2002 Plan and the New-Hire Plan will not affect awards then outstanding under those plans.

Summary Description of the 2001 Stock Option Plan

The principal terms of the 2001 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2001 Plan, which appears as Exhibit B to this proxy statement.

Purpose

The purpose of the 2001 Plan is to provide a means by which selected eligible persons may be given an opportunity to benefit from increases in the market value of our common stock, thereby helping to align the interests of plan participants with those of stockholders.

Awards

The 2001 Plan authorizes stock options, restricted stock, stock bonuses, and stock appreciation rights, which are called SARs. The 2001 Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Generally, an option or SAR will expire, or other award will vest, not more than 10 years after the date of grant.

Administration

The 2001 Plan will be administered by the board or by one or more committees appointed by the board. The appropriate acting body is referred to as the Administrator. The Administrator is currently the compensation committee of our board of directors.

The Administrator determines the number of shares that are to be subject to awards and the terms and conditions of such awards, including the price, if any, to be paid for the shares or the award and the vesting and exercisability provisions. Subject to the other provisions of the 2001 Plan, the Administrator has the authority:

•	to permit the recipient of any award to pay the purchase price of shares of common stock or the award in cash, the delivery of previously owned shares of common stock, a note satisfying the requirements of the 2001 Plan to the extent permitted by applicable law, or such other legal consideration that may be acceptable to the Administrator;

•	to accelerate the receipt or vesting of benefits pursuant to an award; and

•	to make certain adjustments to an outstanding award and authorize the conversion, succession or substitution of an award.

No Repricing

Once granted, the Administrator may not “reprice” any award granted under the 2001 Plan either by an amendment to the award or by the cancellation of the award and a re-grant of a new award, except to take account of stock splits, stock dividends, and certain other reorganizations affecting the common stock. For example, once granted, the Administrator may not subsequently reduce the exercise price of an option or the base price of an SAR, except, as noted above, to take account of stock splits, stock dividends, and certain other reorganizations affecting the common stock.

Eligibility

Persons eligible to receive awards under the 2001 Plan include our officers and employees, our directors, and certain consultants and advisors to us. As of March 31, 2005, approximately 203 of our officers and employees (including all of our named executive officers), each of our five non-employee directors and seven members of our scientific advisory board are considered eligible under the 2001 Plan, subject to the power of the Administrator to determine eligible persons to whom awards will be granted.

Transfer Restrictions

Awards under the 2001 Plan are generally not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her. The Administrator may permit certain award transfers, such as transfers for estate or tax planning purposes.

Limits on Awards; Authorized Shares

The maximum number of shares of Vicuron common stock that may be issued or delivered pursuant to awards granted under the 2001 Plan is 6,600,737 shares; however, this maximum would be increased to 9,600,737 shares if stockholders approve the 2001 Plan Amendment. The maximum number of shares subject to options and SARs, or all awards, that may be granted under the 2001 Plan during any calendar year to any one individual is 950,000 shares.

As is customary in incentive plans of this nature, the number and kind of shares available under the 2001 Stock Option Plan and the then outstanding awards, as well as exercise or purchase prices and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to our stockholders.

The 2001 Plan will not limit the authority of the board or the Administrator to grant awards or authorize any other compensation, with or without reference to the common stock, under any other plan or authority.

Stock Options

An option is the right to purchase shares of common stock at a future date at a specified price, which is referred to as the exercise price of the option. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “—U.S. Federal Income Tax Treatment of Awards under the 2001 Stock Option Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2001 Plan.

Exercise Price

The per share exercise price of each option will be determined by the Administrator at the time of grant. The exercise price per share of an option will not be less than the fair market value of a share of common stock on the date of grant, except for options granted pursuant to an assumption or substitution for other options (such as in the context of a merger or acquisition) and in limited circumstances when the Administrator determines that another definition of fair market value is necessary to qualify the option for favorable foreign tax treatment. Payment for shares purchased on the exercise of any option will be paid in a manner approved by the Administrator, to the extent permitted by applicable statutes and regulations.

Stock Appreciation Rights

A stock appreciation right, or SAR, is the right to receive payment of an amount equal to the excess of the fair market value of a common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a share on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Stock Awards

A restricted stock award is an award typically for a fixed number of shares of common stock subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service only and/or performance standards) imposed on such shares.

Stock Bonuses

The Administrator may grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

Acceleration of Awards; Possible Early Termination of Awards

In the event of a dissolution, liquidation or sale of all or substantially all of our assets, a merger or consolidation in which we are not the surviving entity, or a reverse merger in which we survive but our shares of stock outstanding immediately before the merger are converted into other property in connection with the merger, then:

•	any surviving or acquiring corporation will assume the awards then outstanding under the 2001 Plan or substitute similar awards, or

•	if there is no surviving or acquiring corporation (or if the surviving or acquiring corporation does not assume the awards or substitute similar awards), the awards then outstanding under the 2001 Plan generally will become fully vested and exercisable prior to the event and will terminate (to the extent not previously exercised) at the time of the event.

In addition, if an award recipient’s employment is terminated by us for any reason other than cause (as defined in the 2001 Plan, and other than due to the recipient’s death or disability), and within one year after a “Change in Control,” then the awards held by the recipient immediately before the termination of his or her employment will become fully vested. A “Change in Control” under the 2001 Plan generally includes (subject to certain exceptions) certain changes in a majority of the board, stockholder approval of certain mergers or consolidations, an acquisition by one person of 40% or more of the voting power in us, or stockholder approval of a liquidation of us or sale of all or substantially all of our business and/or assets.

Termination of or Changes to the 2001 Stock Option Plan

Our board may amend or terminate the 2001 Plan at any time and in any manner. Stockholder approval for any amendment will generally not be required unless stockholder approval for the amendment is required by law. Unless previously terminated by the board, the 2001 Plan will terminate on August 2, 2011. Outstanding awards may be amended, subject, however, to the consent of the holder if the amendment impairs the rights of the holder.

U.S. Federal Income Tax Treatment of Awards under the 2001 Stock Option Plan

The U.S. federal income tax consequences of the 2001 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2001 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to a nonqualified stock option, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the exercise price of the option and the fair market value of the underlying shares at the time of exercise. With respect to an incentive stock option under Section 422 of the U.S. Internal Revenue Code, we are generally not entitled to a deduction nor does the optionee recognize income at the time of exercise, although the optionee may be subject to the U.S. federal alternative minimum tax.

The current U.S. federal income tax consequences of other awards authorized under the 2001 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); SARs and stock bonuses are generally subject to tax at the time of payment. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the award recipient recognizes income.

If an award is accelerated under the 2001 Plan in connection with a change in control (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code, the company may not be permitted to deduct the compensation that is not performance-based in excess of $1 million in certain circumstances.

Compensation of Vicuron’s Officers and Directors; Specific Benefits under the 2001 Stock Option Plan Amendments

As of March 31, 2005, options covering 5,739,435 shares of our common stock have been granted under the 2001 Plan. These options have been granted to employees, executive officers and directors as reflected in the following table. The compensation paid by us to our directors and executive officers, including detailed information on the options granted to executive officers in 2004, and information regarding our other equity compensation plans is set forth under “—Equity Compensation Plan Information” below. If the share increase contemplated by the 2001 Plan Amendment had been in effect in fiscal 2004, we do not expect that our award grants for fiscal 2004 would have been substantially different from those actually granted under our equity compensation plans in that year.

Stock Option Awards Granted under the 2001 Stock Option Plan

Name	Position	Number of Option Shares
Approved Grants to Executive Officers
George F. Horner III	Chief Executive Officer	375,000
Costantino Ambrosio	Executive Vice President and Chief Manufacturing Officer	500,000
Dov A. Goldstein, M.D.	Executive Vice President and Chief Financial Officer	237,678
Richard J. White, Ph.D.	Executive Vice President and Chief Scientific Officer, Worldwide	168,944
David S. Krause, M.D.	Executive Vice President and Chief Medical Officer	336,000
Martin Stogniew, Ph.D.	Executive Vice President, Scientific Affairs	301,777

Total for all Executive Officers as a group		1,919,399

Approved Grants to Non-Executive Directors
James H. Cavanaugh, Ph.D.	Chairman of the Board of Directors	7,500
Christopher T. Walsh, Ph.D.	Director	25,000
David V. Milligan, Ph.D.	Director	62,188
Cheryl A. Wenzinger, CPA	Director	20,000
Alan W. Dunton, M.D.	Director	20,000

Total for all Non-Executive Directors as a group		134,688

Approved Grants to all other Employees
Other Employees (including officers who are not executive officers) as a group		3,685,348

Total Approved Grants for all Directors, Executives, and Employees		5,739,435

We have not approved any awards that are conditioned upon stockholder approval of the 2001 Plan Amendment. We are not currently considering any other specific award grants under the 2001 Plan.

Equity Compensation Plan Information

We currently maintain the following six equity incentive plans: the 1995 Plan, the 1997 Plan, the 2001 Plan, the 2002 Plan, the New-Hire Plan and the 2000 Employee Stock Purchase Plan (the “ESPP”).

Equity Compensation Plans Approved by Stockholders.

Each of our equity incentive plans, other than the 2002 Plan and the New-Hire Plan, has been approved by stockholders. Our authority to grant new awards under the 1995 Plan has terminated. Stock options, stock appreciation rights, stock bonuses, and stock purchase rights may be granted under our 1997 Plan and under our 2001 Plan. If stockholders approve the 2001 Plan Amendment, our authority to grant awards under our 1997 Plan will be terminated. Each plan is administered by, and each award grant must be approved by, our board of directors or a committee of our board of directors. Persons eligible to receive awards under these plans include employees of and consultants to Vicuron and its subsidiaries, and members of our board of directors. Our board of directors or a committee of our board of directors will determine the purchase price for any shares of our common stock subject to an award, the vesting schedule (if any) applicable to each award, the term of each award, and the other terms and conditions of each award, in each case subject to the limitations of the plan under which the award is being granted. Employees participating in the ESPP may purchase common stock at the end of each purchase period at a purchase price equal to 85% of the lower of the fair market value of the stock at the beginning or the end of the period. Employees generally may contribute up to 15% of their base compensation to the purchase of stock under the plan. The plan generally operates in successive 6-month purchase periods.

Equity Compensation Plan Not Approved by Stockholders.

Our 2002 Plan and our New-Hire Plan did not require approval of, and have not been approved by, our stockholders. If stockholders approve the 2001 Plan Amendment, our authority to grant awards under the 2002 Plan and the New-Hire Plan will be terminated.

2002 Plan. Our board of directors adopted our 2002 Plan in July 2002 in connection with our merger with Biosearch Italia. Pursuant to the merger, we were obligated to grant stock options in respect of Biosearch Italia options that were outstanding prior to and terminated upon the merger. These replacement options were granted under the 2002 Plan to the maximum extent possible. The 2002 Plan allows our board of directors, or a committee of the Board, to grant stock options to employees and consultants of Vicuron and our subsidiaries and to members of our board of directors. Our board of directors, or a committee of our board of directors, determines the purchase price for any shares of our common stock subject to an option granted under the 2002 Plan, the vesting schedule (if any) applicable to each grant, the term of each grant, and the other terms and conditions of each grant, in each case subject to the limitations of the 2002 Plan. Generally, options granted under the 2002 Plan may not be for a term of more than ten years and, subject to limited exceptions, the exercise price of those options may not be less than the fair market value of the stock subject to the award at the time of the grant.

New-Hire Plan. Our board of directors adopted the New-Hire Plan in 2003. The New-Hire Plan allows a committee of our board of directors to grant stock options to new employees of Vicuron and our subsidiaries as an inducement material to such individuals entering into employment with us. The committee determines the purchase price for any shares of our common stock subject to an option granted under the New-Hire Plan, the vesting schedule (if any) applicable to each grant, the term of each grant, and the other terms and conditions of each grant, in each case subject to the limitations of the New-Hire Plan. Generally, options granted under the New-Hire Plan may not be for a term of more than ten years and, subject to limited exceptions, the exercise price of those options may not be less than the fair market value of the stock subject to the award at the time of the grant.

Summary Table. The following table sets forth, for each of our equity compensation plans, the number of our shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2004.

Plan category	Number of Shares to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	7,591,557	$10.63	2,024,625	(1)(2)
Equity compensation plans not approved by stockholders	224,610	$10.62	897,745	(3)

Total	7,816,167	$10.63	2,922,370

(1)	This number of shares is presented after giving effect to the 87,765 shares purchased under the ESPP for the purchase period that ended December 31, 2004.

(2)

Of the aggregate number of shares that remained available for future issuance, 296,377 were available under the 1997 Plan, 1,012,235 were available under the ESPP, and 716,013 were available under the 2001 Plan. Subject to the applicable share limits of the relevant plan, the shares available for award grant purposes under each of the 1997 Plan and the 2001 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and stock bonuses. No additional awards will be granted under the 1997 Plan on or after May 20, 2005 if stockholders approve the

2001 Plan Amendment. the number of shares available under the 2001 Plan does not reflect the additional 3,000,000 shares that would become available for award grant purposes under that plan if stockholders approve the 2001 Plan Amendment.

(3)	Of the aggregate number of shares that remained available for future issuance, 147,745 were available under the 2002 Plan, and 750,000 were available under the New-Hire Plan. No additional awards will be granted under these plans on or after May 20, 2005 if stockholders approve the 2001 Plan Amendment.

Vote Required

Approval of the proposed 2001 Plan Amendment to the 2001 Plan by holders of a majority of the shares with voting power present is required prior to any increase in the number of shares that may be granted under the 2001 Plan.

Recommendation of Vicuron Board of Directors

The Vicuron board of directors has unanimously approved and recommends a vote FOR the proposed 2001 Plan Amendment. Vicuron stockholders should note that because each director may in the future be impacted by the proposed 2001 Plan Amendment, such directors may have a personal interest in the proposal and its approval by stockholders. However, the members of the Vicuron board of directors believe that the proposed 2001 Plan Amendment is in the best interests of Vicuron and its stockholders.

PROPOSAL 3: RATIFICATION OF OUR

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

On the recommendation of the audit committee, our board of directors has selected PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2005. The audit committee has further recommended to our board of directors that we submit the selection of independent auditors for ratification by the stockholders at the annual meeting.

Stockholder ratification of the selection of PricewaterhouseCoopers as our independent public accountants is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. The proxy card presents three choices on Proposal 3; you may:

•	vote for ratification of the selection of PricewaterhouseCoopers LLP;

•	vote against ratification of the selection of PricewaterhouseCoopers LLP; or

•	withhold authority to vote (abstain) as to this matter.

Shares represented by executed proxies will be voted as directed on the proxy card, however, if no direction is given (and if authority to do so is not withheld) shares represented by executed proxies will be voted FOR the ratification of PricewaterhouseCoopers as our independent public accountants. If the stockholders do not ratify this selection, our audit committee (and our board of directors) will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may recommend, and our board of directors in its discretion may direct, the appointment of different independent auditors at any time during the year if they determine that such a change would be in our company’s best interest.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required for approval of Proposal 3.

Recommendation of our Board of Directors on Proposal 3

Our board of directors recommends that stockholders vote FOR ratification of the selection of PricewaterhouseCoopers as our independent public accountants for fiscal year 2005.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP has audited our financial statements since 1996. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting and they will have an opportunity to make a statement if they so desire. They are also expected to be available to respond to appropriate questions.

Fees Billed to our Company by PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by us for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal 2004 and 2003.

	2004	2003
Audit Fees(1)	$651,050	$672,861
Audit-Related Fees(2)	—	21,500
Tax Fees(3)	55,820	15,000
All Other Fees	—	—

Total	$706,870	$709,361

(1)	Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements and internal control over financial reporting, reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	For fiscal 2003, audit related fees principally included special reports related to internal controls for our Italian operations.

(3)	For fiscal 2004 and 2003, respectively, tax fees principally included tax compliance fees.

Pre-Approval Process for Auditor Services

Our audit committee is required to pre-approve the audit and non-audit services performed by our independent auditor in order to assure that the provision of such services do not impair our auditor’s independence. Beginning fiscal year 2003, our audit committee has typically pre-approved certain general audit and non-audit services up to specified cost levels. Any audit or non-audit services which are not generally pre-approved in this manner, require specific pre-approval by our audit committee. While our audit committee may delegate pre-approval authority to one or more of its members, the member or members to whom such authority is delegated must report any pre-approval decisions to our audit committee at its next scheduled meeting. Our audit committee does not delegate its responsibilities to pre-approve services performed by our independent auditor to management.

All of the services described above were approved by our audit committee pursuant to Regulation S-X.

AUDIT COMMITTEE REPORT

The audit committee furnished the following report dated April 8, 2005 regarding the audited consolidated financial statements appearing in our recently filed Form 10-K. This report is not proxy soliciting material and should not be deemed to be incorporated by reference into any of our other filings with the SEC, notwithstanding any general statement purporting to incorporate information from this proxy statement into another filing, unless such general statement makes specific reference to this report.

The members of the audit committee have been appointed by our board of directors. The audit committee is governed by an amended and restated charter which was adopted by our board of directors on September 23, 2004. The audit committee is comprised of three directors who meet the current independence and experience requirements of the Nasdaq National Market.

The audit committee reviews the financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control.

Duties of the audit committee include: (i) overseeing our internal accounting and reporting controls as well as our financial and regulatory reporting; (ii) selecting our independent registered public accountants and assessing their performance on an ongoing basis; (iii) reviewing our financial statements and audit findings, and taking any action considered appropriate by the audit committee and our board of directors; (iv) performing other oversight functions as requested by our board of directors; and (v) reporting activities performed to our board of directors.

In this context, the audit committee has met and held discussions with management and with the independent registered public accountants regarding the fair and complete presentation of the financial results and the assessment of internal control over financial reporting. Management has advised the committee that the financial statements have been prepared in accordance with accounting principles generally accepted in the United Sates of America, and reviewed significant accounting and disclosure issues with the committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee also has discussed with the independent registered public accounting firm matters relating to its independence, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has considered whether the provision of services other than audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and be filed with the SEC.

Respectfully submitted,

The Audit Committee:
Cheryl A. Wenzinger, CPA Alan W. Dunton, M.D. Christopher T. Walsh, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2005 the names, addresses and holdings with respect to the beneficial ownership of our common stock by:

•	each person or entity known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors;

•	each of the executive officers named in the Summary Compensation Table; and

•	all of our current directors and officers (as defined under Section 16 of the Exchange Act) as a group.

The table shows beneficial ownership in accordance with the rules of the SEC to include securities over which a named person has or shares voting or investment control (such as securities held by investment funds under his control), as well as securities over which a named person has the right to acquire voting or investment control within 60 days of March 31, 2005 (such as upon exercise of an option that is currently vested or that is scheduled to vest within 60-days of March 31, 2005). Unless otherwise indicated by footnote:

•	the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and

•	the address of each person named in the table is in care of Vicuron Pharmaceuticals Inc., 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406, United States of America.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned (1)
James H. Cavanaugh, Ph.D (2)	1,596,474	2.62%
George F. Horner III (3)	853,123	1.38%
Costantino Ambrosio (4)	264,603	*
Christopher T. Walsh, Ph.D (5)	179,576	*
David V. Milligan, Ph.D (6)	56,183	*
Cheryl A. Wenzinger, CPA	—	*
Alan W. Dunton, M.D.	—	*
Richard J. White, Ph.D (7)	509,538	*
Dov A. Goldstein, M.D.(8)	284,789	*
Martin Stogniew, Ph.D.(9)	101,666	*
David S. Krause, M.D.(10)	159,003	*
All directors and executive officers as a group (11 persons)(11)	4,004,955	6.34%

*	Holdings represent less than 1% of all shares outstanding.

(1)	Percentages are based on 60,863,165 common shares outstanding on March 31, 2005. In accordance with SEC rules, each person’s percentage interest is calculated by dividing the number of shares that person beneficially owns (as explained in the table’s lead-in paragraph) by the sum of (a) the total number of common shares outstanding on March 31, 2005 plus (b) the number of shares such person has the right to acquire within 60 days of March 31, 2005 (including, for example, upon exercise of options that are vested as of March 31, 2005 or that are scheduled to vest within 60 days of March 31, 2005).

(2)	Dr. Cavanaugh’s beneficial ownership includes 10,179 shares held by Dr. Cavanaugh; 24,895 shares subject to options held by Dr. Cavanaugh that are exercisable within 60 days of March 31, 2005; and 1,561,400 shares held by HealthCare Ventures V, L.P. (“HCV”), a Delaware limited partnership. Dr. Cavanaugh is a general partner of HealthCare Partners V, L.P., which is the general partner of HCV. As such, he may be deemed to have voting and dispositive power over the shares held by HCV. However, Dr. Cavanaugh disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)	Mr. Horner’s beneficial ownership includes 11,250 shares held by Mr. Horner; 3,125 shares held by Mr. Horner’s son; 3,125 shares held by Mr. Horner’s daughter; and 841,873 shares subject to options held by Mr. Horner that are exercisable within 60 days of March 31, 2005. However, Mr. Horner disclaims beneficial ownership of the shares held by his son and daughter except to the extent of his pecuniary interest therein.

(4)	Mr. Ambrosio’s beneficial ownership includes 264,603 shares subject to options held by Mr. Ambrosio that are exercisable within 60 days of March 31, 2005.

(5)	Dr. Walsh’s beneficial ownership includes 179,576 shares subject to options held by Dr. Walsh that are exercisable within 60 days of March 31, 2005.

(6)	Dr. Milligan’s beneficial ownership includes 22,500 shares held by the David V. Milligan Trust dated Oct. 19, 1991 of which Dr. Milligan is the sole trustee; and 33,683 shares subject to options held by Dr. Milligan that are exercisable within 60 days of March 31, 2005.

(7)	Dr. White’s beneficial ownership includes 76,737 shares held by Dr. White; 6,252 shares held by Dr. White’s children; and 432,801 shares subject to options held by Dr. White that are exercisable within 60 days of March 31, 2005. However, Dr. White disclaims beneficial ownership of the shares held by his children except to the extent of his pecuniary interest therein. Dr. White reports that he has no power to vote or dispose of the shares held by his children.

(8)	Dr. Goldstein’s beneficial ownership includes 2,000 shares owned; and 282,789 shares subject to options held by Dr. Goldstein that are exercisable within 60 days of March 31, 2005.

(9)	Dr. Stogniew’s beneficial ownership includes 101,666 shares subject to options held by Dr. Stogniew that are exerciseable within 60 days of March 31, 2005.

(10)	Dr. Krause’s beneficial ownership includes 4,443 shares held by Dr. Krause; and 154,560 shares subject to options held by Dr. Krause that are exerciseable within 60 days of March 31, 2005.

(11)	Includes 2,316,446 shares issuable upon exercise of options or warrants beneficially owned by our directors and executive officers that are exercisable within 60 days of March 31, 2005.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

WHERE YOU CAN FIND MORE INFORMATION

Our Internet address is www.vicuron.com. We make our periodic reports (Form 10-Q and Form 10-K) and current reports (Form 8-K) filed with the Securities and Exchange Commission available free of charge through our website as soon as reasonably practicable after they are filed electronically with the Securities and Exchange Commission. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by the rules of the Securities and Exchange Commission. Materials we file with the Securities and Exchange Commission may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our company that we file electronically with the SEC.

We will provide a copy of our company’s annual report on Form 10-K, as filed earlier this year with the SEC, without charge to any beneficial owner of our common stock who so requests in writing to Vicuron Pharmaceuticals Inc., 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406, United States of America, Attention: Dov A. Goldstein, M.D., Investor Relations. We will also furnish copies of any of the exhibits to our most recent annual report on Form 10-K upon such a beneficial owner’s specific written request. In order to ensure delivery of such information in advance of the annual meeting, we must receive your request prior to April 20, 2005.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 12, 2005 (which is 120 calendar days before the first anniversary of the date of this proxy statement). Pursuant to our bylaws, a stockholder wishing to make a proposal or a nomination for director that is not to be included in our proxy statement and form of proxy for the 2006 annual meeting of stockholders must notify us between February 20, 2006 and March 21, 2006 (which are 90 days and 60 days, respectively, before the anniversary of this year’s annual meeting). Stockholders are advised to review our bylaws, which contain several additional requirements regarding the submission of stockholder proposals and director nominations. Proposals or nominations that are not fully compliant may not be presented.

EXHIBIT A

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

of the

BOARD OF DIRECTORS

of

VICURON PHARMACEUTICALS INC.

1.    Purpose; Limitations on Duties. The purpose of the Audit Committee (this “Committee”) is to assist the Board of Directors (the “Board”) of Vicuron Pharmaceuticals Inc. (this “Corporation”) in overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of this Corporation and to prepare the annual report of this Committee required by applicable Securities and Exchange Commission (“SEC”) disclosure rules. Among the matters this Committee will oversee are: (a) the integrity of this Corporation’s financial statements (including, without limitation, internal controls); (b) the Corporation’s compliance with ethics policies and legal and regulatory requirements; (c) the independent auditors’ qualifications and independence; and (d) the performance of this Corporation’s internal audit function and independent auditors.

While this Committee has the responsibilities and powers set forth in this Charter, it is not the duty of this Committee to plan or conduct audits or to determine that this Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

2.    Membership; Appointment; Expertise and Independence. This Committee will consist of three or more directors of this Corporation’s Board. All members of this Committee shall be directors who meet (or are advised by one of this Corporation’s professional advisors that they meet) the knowledge requirements and the independence requirements of applicable law, and the applicable rules of the SEC, the Nasdaq National Market (“Nasdaq”), and, to the extent advised by counsel to this Corporation, the Republic of Italy Commissione Nazionale per le Società e le Borsa (“CONSOB”) and Borsa Italiana S.p.A. (“BORSA”), as such law and rules may be in effect from time to time and applicable to this Corporation, including the items listed in Nasdaq Rule 4350(d)(2)(A) and SEC Rule 10A-3(b), subject to any exceptions allowed by such rules and any permissible waivers granted by such authorities. The members of this Committee will be appointed by and serve at the discretion of the Board. Subject to any alternate nominating procedures set forth in this Corporation’s Bylaws, this Corporation’s Nominating Committee may make recommendations regarding Committee appointments to the Board. The Chair of this Committee shall be appointed by the Board and must meet the independence requirements of Nasdaq. All Committee members must be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. To the extent practicable, the Board shall appoint to this Committee at least one member who qualifies as an “audit committee financial expert,” as defined in Item 401 of SEC Regulation S-K. This Corporation is required to disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or incorporated by reference to the annual meeting proxy statement, to the extent permitted by the SEC) whether or not it has at least one member who is an audit committee financial expert. In any event (as required by Nasdaq Rule 4350(d)(2)(A)) this Committee must include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. No member of this Committee may have participated in the preparation of financial statements for this Corporation or any current subsidiary of this Corporation during the past three years.

3.    Specific Responsibilities and Duties. The Board delegates to this Committee the express responsibility and authority to do the following:

3.1    Independent Auditors.

(a)    Selection; Fees. Be solely and directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent auditors (including, without limitation, resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for this Corporation and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to this Committee. This Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagement to be borne by this Corporation.

(b)    Audit Team. Review the experience and qualifications of the senior members of the independent auditors’ team.

(c)    Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit and assessment of internal controls).

(d)    Lead Audit Partner Review, Evaluation and Rotation. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years.

(e)    Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-audit services permitted to be performed by the independent auditors. Such pre-approval may be given as part of this Committee’s approval of the scope of the engagement of the independent auditors or on an engagement-by-engagement basis or pursuant to pre-established policies. In addition, the authority to pre-approve non-audit services may be delegated by this Committee to one or more of its members, but such member’s or members’ non-audit service approval decisions must be reported to this full Committee at the next regularly scheduled meeting of this Committee.

(f)    Auditor Independence.

(i)    Obtain Written Statement. At least annually, obtain and review a formal written statement from the independent auditors delineating all relationships between the independent auditors and this Corporation, consistent with Independence Standards Board Standard No. 1.

(ii)    Engage in Active Dialogue. Actively engage in a dialogue with the independent auditors with respect to (A) any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors, (B) the firm’s internal quality controls, and (C) any material issues raised by the most recent Public Company Accounting Ovesight Board review.

(iii)    Corporation’s Employees. Ensure that this Corporation does not employ any former employees of the independent auditors in cases where such employment will cause independence issues to arise for the independent auditors.

(g)    Review Problems. Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management’s responses, including, without limitation, the following: (i) any restrictions on the scope of activities or access to requested information; (ii) any significant disagreements with management; and (iii) any significant deficiencies or material weaknesses in the design and operation of internal controls.

3.2    Financial Reporting.

(a)    Annual Financials. Review and discuss with management and the independent auditors this Corporation’s annual audited financial statements (including, without limitation, this Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy and effectiveness of internal controls (including, without limitation, management’s assessment of the independent auditor’s comments on this Corporation’s internal controls) and other matters that this Committee deems material, prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act. Recommend to the Board whether the annual audited financial statements should be included in this Corporation’s Annual Report on Form 10-K.

(b)    Reports on Internal Controls. Review and discuss with management and the independent auditors management’s assessment of the effectiveness and adequacy of this Corporation’s internal controls and the independent auditor’s report thereon.

(c)    Quarterly Financials. Review and discuss with management and the independent auditors this Corporation’s quarterly financial statements (including, without limitation, this Corporation’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the results of the independent auditors’ reviews of the quarterly financial statements), and other matters that this Committee deems material prior to the public release of such information.

(d)    Accounting Principles. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61.

(e)    Judgments. Review reports prepared by management or by the independent auditors relating to significant internal control deficiencies or financial reporting issues and judgments made in connection with the preparation of this Corporation’s financial statements, including, if requested by this Committee, an analysis of the effect of alternative acceptable accounting methods on this Corporation’s financial statements.

(f)    Related-Party Transactions. On an ongoing basis, review all proposed related-party transactions for potential conflict of interest situations and approve (or not approve) such proposals in this Committee’s discretion (“related-party transactions” refers to transactions that would be required to be disclosed pursuant to GAAP and Item 404 of SEC Regulation S-K).

(g)    Press Releases. Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

3.3    Risk Management. Discuss policies with respect to financial risk assessment and financial risk management periodically with management, any internal auditors, and the independent auditors, and this Corporation’s plans or processes to monitor, control and minimize such risks and exposures.

3.4    Financial Reporting Processes; Chief Executive Officer and Chief Financial Officer Certifications.

(a)    Internal and External Controls. In consultation with this Corporation’s independent auditors, any internal auditors, and financial and accounting personnel, review the integrity, adequacy and effectiveness of this Corporation’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b)    Communications with independent auditors. Obtain and review timely reports from the independent auditors regarding:

(i)    all critical accounting policies and practices to be used by this Corporation;

(ii)    all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and

(iii)    all other material written communications between the independent auditors and management, including any reported internal control deficiencies or material weaknesses, other management letter comments and schedule of unadjusted differences.

(c)    CEO and CFO Certifications. Discuss with the chief executive officer and the chief financial officer of this Corporation the processes involved as a result of the Form 10-K and Form 10-Q certifications.

3.5    Legal and Regulatory Compliance.

(a)    SEC Report. Prepare, or cause the preparation of, and approve the annual report of this Committee included in this Corporation’s proxy statement as required by the proxy rules under the Exchange Act.

(b)    Reports from Others. Obtain such reports from management, auditors, this counsel, tax advisors or any regulatory agency as this Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on this Corporation’s financial statements and the consideration of those matters in preparing the financial statements.

(c)    Code of Ethics; Waivers. To the extent not specifically set forth as the responsibility of this Corporation’s Nominating Committee, approve and monitor this Corporation’s compliance with a code of conduct or ethics required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, officers and employees, and approve in advance any amendments to it or waivers of it for directors, executive officers and senior financial officers.

(d)    Complaints. Establish procedures for: the receipt, retention and treatment of complaints received by this Corporation regarding financial reporting, internal accounting controls, or auditing matters, including, without limitation, the confidential, anonymous submission by this Corporation’s employees of concerns regarding questionable financial reporting or auditing matters.

3.6    Annual Evaluation of Committees and Charter.

(a)    Evaluation of this Committee. Annually evaluate the performance of this Committee. The criteria for the evaluation of the performance of this Committee shall be prepared by this Committee (and modified from time to time as may be necessary or advisable) and reviewed with the Chairman of the Board from time to time. The criteria and performance reviews shall be retained by the Chair of this Committee (or legal counsel to this Corporation at the Chair’s election) for so long as recommended by legal counsel to this Corporation.

(b)    Review and Publication of this Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish this Charter as required by applicable law.

4.    Reports to Board; Meetings; Minutes.

4.1    Recommendations; Reports. Regularly report to the Board on this Committee’s activities and make appropriate recommendations to the Board.

4.2    Executive Sessions. This Committee shall meet with the independent auditors, any internal auditors (or other personnel responsible for this Corporation’s internal audit function) and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that this Committee or these groups believe should be discussed privately.

4.3    Other Meetings. Other meetings will be with such frequency, and at such times, as its Chair, or a majority of this Committee, determines, but this Committee shall meet at least quarterly. Special meetings of this Committee may be called by the Chair and will be called promptly upon the request of any two members of this Committee. The agenda of each meeting will be prepared by the Chair and circulated, if practicable, to each member prior to the meeting date. Unless this Committee or the Board adopts other procedures, the provisions of this Corporation’s Bylaws applicable to meetings of Board committees will govern meetings of this Committee.

4.4    Minutes. Minutes of each meeting shall be kept.

5.    Subcommittees. This Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or this Committee (except as permitted by Section 3.1(e) above).

6.    Advisors and Counsel; Reliance; Investigations; Cooperation.

6.1    Retention of Advisors and Counsel. This Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at this Corporation’s expense, such independent legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, determined by it, from this Corporation.

6.2    Administrative Expenses. This Committee may determine the level and cost of ordinary administrative expenses necessary or appropriate in carrying out its duties, with such costs to be borne by this Corporation.

6.3    Reliance Permitted. This Committee shall act in reliance on management, the Corporation’s independent auditors, internal auditors, and advisors and experts, as it deems necessary or appropriate.

6.4    Investigations. This Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

6.5    Required Participation of Employees. This Committee shall have unrestricted access to this Corporation’s employees, independent auditors, internal auditors, counsel, and may require any employee of this Corporation or a representative of this Corporation’s outside counsel or independent auditors to attend meetings of this Committee or to meet with any members of this Committee or representative of this Committee’s counsel, advisors or experts.

7.    Rules and Procedures. Except as expressly set forth in this Charter or this Corporation’s Bylaws, or as otherwise provided by law or the rules of Nasdaq, this Committee shall establish its own rules and procedures.

EXHIBIT B

VICURON PHARMACEUTICALS INC.

2001 STOCK OPTION PLAN

(Composite Plan Document Reflecting 2005 Amendment)

1.    Purposes.

(a)    The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in the value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

(b)    The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)    The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.    Definitions.

(a)    “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Cause” means (unless otherwise expressly provided in the applicable Stock Award Agreement, or another applicable contract with the Stock Award holder that defines such term for purposes of determining the effect that a “for cause” termination has on the holder’s Stock Awards) that the Company, acting in good faith based upon the information then known to the Company, determines that the Stock Award holder has: (1) repeatedly failed to perform in a material respect his obligations under any employment agreement with the Company without proper reason and has not cured such failure in a reasonable time after receiving notice from the Company, (2) willfully engaged in illegal conduct or gross misconduct that is materially injurious to the Company, or (3) breached the provisions of any confidentiality agreement or confidentiality provisions of any employment agreement with the Company.

For purposes of this provision, no act or failure to act, on the part of the Stock Award holder, shall be considered “willful” unless it is done, or omitted to be done, by the Stock Award holder in bad faith or without reasonable belief that the Stock Award holder’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Stock Award holder in good faith and in the best interests of the Company. No termination of the Stock Award holder for Cause will be effective unless adopted pursuant to a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose, and communicated to the Stock Award holder by written notice that explains the basis on which Cause has been found.

(d)    “Change in Control” means any of the following:

(i)    Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(ii)    Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company);

(iii)    Approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity which is not a subsidiary or other affiliate;

(iv)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(v)    During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(g)    “Company” means Vicuron Pharmaceuticals Inc., a Delaware corporation.

(h)    “Concurrent Stock Appreciation Right” or “Concurrent Right” means a right granted pursuant to subsection 8(b)(2) of the Plan.

(i)    “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(j)    “Continuous Status as an Employee, Director or Consultant” means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party’s sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

(k)    “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l)    “Director” means a member of the Board.

(m)    “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” means the last reported sales price on the relevant date of a share of the Company’s common stock as listed in the Western Edition of the Wall Street Journal, or if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale is transacted.

(p)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)    “Independent Stock Appreciation Right” or “Independent Right” means a right granted pursuant to subsection 8(b)(3) of the Plan.

(r)    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(s)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(t)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)    “Option” means a stock option granted pursuant to the Plan.

(v)    “Optionee” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(w)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(x)    “Plan” means this 2001 Stock Option Plan.

(y)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(z)    “Securities Act” means the Securities Act of 1933, as amended.

(aa)    “Stock Appreciation Right” means any of the various types of rights which may be granted under Section 8 of the Plan.

(bb)    “Stock Award” means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

(cc)    “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd)    “Tandem Stock Appreciation Right” or “Tandem Right” means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.    Administration.

(a)    The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award will be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; when and how each Stock Award shall be granted; and the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award and the number of shares with respect to which a Stock Award shall be granted to each such person.

(2)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3)    To amend the Plan or a Stock Award as provided in Section 13; provided, however, that the Board shall not have the power to reprice any Stock Award once granted, except for adjustments resulting from a stock split, reverse stock split, or similar change to the outstanding capital stock, as provided in Section 12.

(4)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)    The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more members any of the administrative powers the Committee is authorized to exercise (any references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.    Shares Subject To The Plan.

(a)    Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate nine million six hundred thousand seven hundred thirty seven (9,600,737)1 shares of the Company’s common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    Eligibility.

(a)    Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to Employees, Directors or Consultants.

(b)    No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than nine hundred fifty thousand (950,000) shares of the Company’s common stock in any twelve (12) month period. Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Stock Awards covering in the aggregate more than nine hundred fifty thousand (950,000) shares of the Company’s common stock in any twelve (12) month period.

6.    Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. For this purpose, ‘fair market value’ shall mean Fair Market Value unless, as to any particular Option granted to a non-U.S. Employee, Director or Consultant, the Board or Committee determines that another definition of fair market value is necessary or advisable in order to qualify the option for favorable tax treatment under applicable foreign law (an alternative definition of fair market value for this purpose could, without limitation, be based on the closing price

[1]	The current aggregate share limit is 6,600,737 shares. Stockholders are being asked to approve an amendment to the Plan that would increase the aggregate share limit by an additional 3,000,000 shares so that the new aggregate share limit for the Plan would be 9,600,737 shares.

of the stock underlying the Option on a different day than the day relevant for purposes of determining Fair Market Value, or be based on an average of trading or closing prices of the stock underlying the Option for a particular day or other period of time). Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the fair market value of the stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option.

(c)    Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement, except that payment of the common stock’s “par value” (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d)    Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the Stock Award Agreement for such Option, as the Board or the Committee shall determine in its discretion or pursuant to a domestic relations order. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e)    Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Stock Award Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f)    Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which shall not be less than thirty (30) days, specified in the Stock Award Agreement), or (ii) the expiration of the term of the Option as set forth in the Stock Award Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Stock Award Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

An Optionee’s Stock Award Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Stock Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee’s Stock Award Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (other than upon the Optionee’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

(g)    Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Stock Award Agreement), or (ii) the expiration of the term of the Option as set forth in the Stock Award Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h)    Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Stock Award Agreement after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Stock Award Agreement), or (ii) the expiration of the term of such Option as set forth in the Stock Award Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i)    Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee, and (ii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock’s Fair Market Value if the original purchase price is less than the stock’s Fair Market Value.

(j)    Re-Load Options. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation)

to include as part of any Stock Award Agreement a provision entitling the Optionee to a further Option (a “Re-Load Option”) in the event the Optionee exercises the Option evidenced by the Stock Award Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Stock Award Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option.

Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option: provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 11(d) of the Plan and in Section 422(d) of the Code. Notwithstanding anything in the preceding paragraph to the contrary, a Re-Load Option which is granted to a 10% stockholder (as described in subsection 5(b)) and which is intended as an Incentive Stock Option shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the limits on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.    Terms Of Stock Bonuses And Purchases Of Restricted Stock.

Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a)    Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such Stock Award Agreement. The Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(b)    Transferability. Rights under a stock bonus or restricted stock purchase agreement shall be transferable by the grantee only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board or the Committee shall determine in its discretion, so long as stock awarded under such Stock Award Agreement remains subject to the terms of the agreement.

(c)    Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement, except that payment of the common stock’s “par value” (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(d)    Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

(e)    Termination of Employment or Relationship as a Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire, subject to the limitations described in subsection 7(d), any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.    Stock Appreciation Rights.

(a)    The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right.

(b)    Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

(1)    Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

(2)    Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on tile date of the exercise of the Concurrent Right) in an amount equal to such portion as shall determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

(3)    Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.    Covenants Of The Company.

(a)    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

(b)    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.    Use Of Proceeds From Stock.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.    Miscellaneous.

(a)    Subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations relied upon as a condition of issuing securities pursuant to the Plan, the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b) notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)    Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause the right of the Company’s Board of Directors and/or the Company’s stockholders to remove any Director as provided in the Company’s By-Laws and the provisions of the Delaware General Corporation Law, or the right to terminate the relationship of any Consultant subject to the terms of such Consultant’s agreement with the Company or Affiliate.

(d)    To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)    To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as, a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

12.    Adjustments Upon Changes in Stock.

(a)    If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)    In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; then: (i) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants and subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations relied upon as a condition of issuing securities pursuant to the Plan, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated prior to such event and the Stock Awards terminated if not exercised (if applicable) after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

(c)    Change in Control Vesting. Unless otherwise provided in the applicable Stock Award Agreement, each Stock Award shall be subject to the special change in control vesting provisions set forth in clause (1) below if the conditions set forth therein are satisfied (notwithstanding any other Continuous Status as an Employee, Director or Consultant vesting provisions herein to the contrary, but subject to any limited exercise period following a termination of such status as may be provided for herein or in the applicable Stock Award Agreement).

(1)    If a Stock Award holder’s Continuous Status as an Employee, Director or Consultant is terminated by the Company or an Affiliate upon or within one year after a Change in Control, and the termination is not the result of the holder’s death or disability and is not a termination by the Company or an Affiliate for Cause, then, subject to the other provisions of this Section 12, all outstanding Stock Awards held by the holder shall be deemed fully vested immediately prior to such termination.

13.    Amendment Of The Plan And Stock Awards.

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)    The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)    Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

(e)    The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing; provided further, that the Board shall not have the power to reprice any Stock Award once granted, except for adjustments resulting from a stock split, reverse stock split, or similar change to the outstanding capital stock, as provided in Section 11.

14.    Termination Or Suspension Of The Plan.

(a)    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

15.    Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

Vital medicine for seriously ill patients

[PROXY CARD (face)]

VICURON PHARMACEUTICALS INC.

455 South Gulph Road, Suite 305

King of Prussia, Pennsylvania 19406

United States of America

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George F. Horner III and Dov A. Goldstein, M.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Vicuron Pharmaceuticals Inc. held of record by the undersigned on April 7, 2005, at the Annual Meeting of Stockholders to be held on May 20, 2005 (the “Annual Meeting”) and at any adjournment or postponement thereof.

(Continued on reverse side)

[PROXY CARD (reverse)]

ANNUAL MEETING OF STOCKHOLDERS OF

VICURON PHARMACEUTICALS INC.

May 20, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors: NOMINEES		2. Approve the amendment to Vicuron Pharmaceuticals Inc.’s 2001 Stock Option Plan as more fully described in the proxy statement.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See Instructions below)	( ) James H. Cavanaugh, Ph.D. ( ) George F. Horner III ( )	3. Ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants.	☐	☐	☐

4.       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

All other proxies heretofore given the undersigned to vote shares of stock of Vicuron Pharmaceuticals Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[ITALIAN PROXY CARD]

DELEGA DI VOTO

VICURON PHARMACEUTICALS INC.

LA PRESENTE DELEGA E’ SOLLECITATA PER CONTO DEL CONSIGLIO D’AMMINISTRAZIONE

Il sottoscritto, il cui nominativo compare sull’allegata certificazione rilasciata ai sensi dell’art. 31 del D.lgs. 24.6.1998 n. 213, delega George F. Horner III e Dov A. Goldstein, M.D., ciascuno con il potere di nominare propri sostituti, a rappresentarlo nell’assemblea annuale degli azionisti che si terrà in data 20 maggio 2005 (l’”Assemblea Annuale”), ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare, conformemente alle istruzioni sotto indicate, i diritti di voto connessi alle azioni ordinarie di Vicuron Pharmaceuticals Inc. per le quali sia stata conferita la delega.

QUESTA DELEGA, DEBITAMENTE SOTTOSCRITTA ED INVIATA CONGIUNTAMENTE ALLA CERTIFICAZIONE RILASCIATA DALL’INTERMEDIARIO AI SENSI DELL’ARTICOLO 31 DEL D.LGS. 213 DEL 1998, CONFERISCE IL POTERE DI VOTARE CONFORMEMENTE ALLE ISTRUZIONI IN ESSA CONTENUTA. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, QUESTA DELEGA DEBITAMENTE SOTTOSCRITTA E INVIATA CONFERISCE IL POTERE DI VOTARE PER TUTTI I CANDIDATI INDICATI NELLA PROPOSTA 1 E PER LA PROPOSTE 2 E 3.

☒ Siete pregati di barrare le caselle come nell’esempio.
					A FAVORE	CONTRO	ASTENUTO

	DELEGO A VOTARE PER LA NOMINA DI TUTTI I CANDIDATI (salvo quelli indicati qui di seguito)	NEGO LA DELEGA A VOTARE LA NOMINA DI TUTTI I CANDIDATI indicati qui a destra	Candidati:	2. Approvazione della modifica al Piano di Stock Option 2001 di Vicuron Pharmaceuticals Inc., come descritta in maggiori dettegli nella comunicazione relativa alle delegne di voto (proxy statement).	☐	☐	☐

1. Elezione degli amministratori:	☐	☐	James H. Cavanaugh, Ph.D. George F. Horner III	3. Ratifica della nomina di PricewaterhouseCoopers LLP come “independent public auditors”.	☐	☐	☐

ISTRUZIONI PER LA PROPOSTA 1: barrare una delle caselle che precedono, oppure, per negare il potere di votare uno o più candidati, scrivere qui sotto il nome di tale candidato o di tali candidati:

4.   A loro discrezione, i soggetti delegati ai sensi della presente delega, hanno il diritto di votare su tutte le questioni che vengano in essere nel corso dell’Assemblea Annuale, ed in qualsiasi sua nuova convocazione o rinvio.

ISTRUZIONI DI VOTO

(a)	Barrare le caselle precedenti con riferimento alle proposte 1 2 e 3.

(b)	Scrivere qui sotto in maniera leggibile proprio nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, lettera b) del d.lgs. 213 del 1998

Scrivere il proprio nome e cognome:

(c)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(d)	Trasmettere sia la delega firmata che la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, lettera b) del d.lgs 213 del 1998 (o una copia integrale della stessa) al seguente indirizzo, o per posta o via fax:

Vicuron Pharmaceuticals Inc.

Attn: Silvio Monti

Via Roberto Lepetit n. 34

Gerenzano, Italy 21040

FAX: +39 02 964-74-506

(e)	E’ necessario allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, lettera b) del d.lgs. 213 del 1998 (o una copia integrale della stessa) perché il proprio voto venga computato;

(f)	Scadenza: la delega dovrà essere recapitata al suddetto indirizzo (per posta o per fax) non più tardi del 18 maggio 2005. Qualora deleghiate il vostro voto successivamente all 11 maggio 2005, è vivamente consigliato di inviare la documentazione anche via fax al numero suddetto.

Tutte le altre deleghe di voto concesse dal sottoscritto in relazione alle azioni ordinarie di Vicuron Pharmaceuticals Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Annuale o in ogni sua ulteriore convocazione o rinvio, qualora fosse presente, sono con la presente espressamente revocate.

Firma	Firma	Data:	, 2005

[ITALIAN PROXY CARD (English translation)]

PROXY CARD

VICURON PHARMACEUTICALS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, whose name appears on the enclosed certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998, hereby appoints George F. Horner III and Dov A. Goldstein, M.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Vicuron Pharmaceuticals Inc. over which the undersigned has been named as Proxy, at the Annual Meeting of Stockholders to be held on May 20, 2005 (the “Annual Meeting”) and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND SUBMITTED TOGETHER WITH YOUR CERTIFICATION ISSUED BY THE AUTHORIZED INTERMEDIARIES PURSUANT TO ARTICLE 31 OF THE ITALIAN LAW DECREE N. 213 OF 1998, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, BUT IF NO DIRECTION IS GIVEN, A PROPERLY EXECUTED AND SUBMITTED PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3.

☒ Please mark your votes as in this example.
	FOR ALL nominees (except as indicated below)	WITHHOLD AUTHORITY for all nominees listed at right	Nominees:		FOR	AGAINST	ABSTAIN

1. Election of Directors:	☐	☐	James H. Cavanaugh, Ph.D. George F. Horner III	2. Approve the amendment to Vicuron Pharmaceuticals Inc.’s 2001 Stock Option Plan as more fully described in the proxy statement.	☐	☐	☐

INSTRUCTION FOR PROPOSAL 1: Mark one of the boxes above or, to withhold authority to vote for one or more individual nominee, write the name of that (those) nominee(s) in the space provided below:				3. Ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING INSTRUCTIONS

(a)	Please mark your votes in the boxes above regarding Proposal 1, Proposal 2 and Proposal 3.

(b)	Please print your name(s) neatly in the space below exactly as on your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998:

Printyour name(s) here:

(c)	Please sign and date this card in the space provided below.

(d)	Please submit BOTH this signed proxy card AND your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) to the following address either by mail or by fax:

Vicuron Pharmaceuticals Inc.

Attn: Silvio Monti

Via Roberto Lepetit n. 34

Gerenzano, Italy 21040

FAX: +39 02 964-74-506

(e)	You MUST include your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) together with this proxy card for your vote to be counted.

(f)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than May 18, 2005. If you are depositing your vote in the mail after May 11, 2005, we recommend that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Vicuron Pharmaceuticals Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Signature	Signature	Date:	, 2005